                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                        INTOWN HOLDING COMPANY, L.L.C.,
                        INTOWN SUITES MANAGEMENT, INC.,
                                INTOWN SUB, INC.
                                      AND
                        SUBURBAN LODGES OF AMERICA, INC.
                          DATED AS OF JANUARY 29, 2002

                          AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I THE MERGER......................................................    2
  SECTION
     1.1      The Merger..................................................    2
  SECTION
     1.2      Effective Time; Closing.....................................    2
  SECTION
     1.3      Effect of the Merger........................................    2
  SECTION
     1.4      Conversion of Company Common Stock..........................    2
  SECTION
     1.5      Dissenting Shares...........................................    3
  SECTION
     1.6      Stock Option Plans; Change of Control Payments..............    3
  SECTION     Surrender of Shares of Company Common Stock; Stock Transfer
     1.7      Books.......................................................    4
  SECTION
     1.8      Escrow Deposit..............................................    6

ARTICLE II THE SURVIVING CORPORATION......................................    7
  SECTION
     2.1      Articles of Incorporation...................................    7
  SECTION
     2.2      Bylaws......................................................    7
  SECTION
     2.3      Directors and Officers......................................    7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................    7
  SECTION
     3.1      Organization and Standing...................................    7
  SECTION
     3.2      Capitalization; Subsidiaries................................    7
  SECTION
     3.3      Authority for Agreement.....................................    8
  SECTION
     3.4      No Conflict.................................................    9
  SECTION
     3.5      Required Filings and Consents...............................    9
  SECTION
     3.6      Compliance..................................................   10
  SECTION
     3.7      SEC Filings, Financial Statements...........................   10
  SECTION
     3.8      Absence of Certain Changes or Events........................   11
  SECTION
     3.9      Taxes.......................................................   11
  SECTION
     3.10     Assets......................................................   12
  SECTION
     3.11     Change of Control Agreements................................   16
  SECTION
     3.12     Litigation..................................................   16
  SECTION
     3.13     Contracts and Commitments...................................   16
  SECTION
     3.14     Information Supplied........................................   17
  SECTION
     3.15     Employee Benefit Plans......................................   17
  SECTION
     3.16     Labor and Employment Matters................................   20
  SECTION
     3.17     Environmental Compliance and Disclosure.....................   22
  SECTION
     3.18     Intellectual Property.......................................   23
  SECTION
     3.19     Brokers.....................................................   24
  SECTION
     3.20     Insurance Policies..........................................   24
  SECTION
     3.21     Notes and Accounts Receivable...............................   25
  SECTION
     3.22     Transactions with Affiliates................................   25
  SECTION
     3.23     No Existing Discussions.....................................   25
  SECTION
     3.24     Franchising Matters.........................................   25
  SECTION
     3.25     Major Suppliers, Customers and Franchisees..................   28
  SECTION
     3.26     Hotel Matters...............................................   29
  SECTION
     3.27     Disclosure..................................................   29

                                                                            PAGE
                                                                            ----
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HOLDING,
PARENT AND SUB............................................................   29
  SECTION
     4.1      Organization and Standing...................................   29
  SECTION
     4.2      Authority for Agreement.....................................   29
  SECTION
     4.3      No Conflict.................................................   30
  SECTION
     4.4      Required Filings and Consents...............................   30
  SECTION
     4.5      Information Supplied........................................   30
  SECTION
     4.6      Brokers.....................................................   30
  SECTION
     4.7      Financing...................................................   30
  SECTION
     4.8      No Prior Activities.........................................   31
  SECTION
     4.9      Disclosure..................................................   31
  SECTION
     4.10     Litigation..................................................   31

ARTICLE V COVENANTS.......................................................   31
  SECTION
     5.1      Conduct of the Business Pending the Merger..................   31
  SECTION
     5.2      Access to Information; Confidentiality......................   33
  SECTION
     5.3      Notification of Certain Matters.............................   34
  SECTION
     5.4      Reasonable Efforts; Further Assurances......................   34
  SECTION
     5.5      Board Recommendations.......................................   36
  SECTION
     5.6      Shareholder Litigation......................................   37
  SECTION
     5.7      Indemnification.............................................   37
  SECTION
     5.8      Public Announcements........................................   38
  SECTION
     5.9      Acquisition Proposals.......................................   38
  SECTION
     5.10     Company Shareholders' Meeting...............................   38
  SECTION
     5.11     Proxy Statement.............................................   39
  SECTION
     5.12     Director Resignations.......................................   39
  SECTION
     5.13     Company Options.............................................   39
  SECTION
     5.14     Third Party Notifications...................................   39
  SECTION
     5.15     Title Documents and Surveys.................................   39
  SECTION
     5.16     Unacquired Assets...........................................   40
  SECTION
     5.17     Other Party Cooperation.....................................   40
  SECTION
     5.18     Certain Tax Matters.........................................   40
  SECTION
     5.19     Inventory...................................................   41
  SECTION
     5.20     Employee Benefit Plans......................................   41
  SECTION
     5.21     Environmental Insurance.....................................   42
  SECTION
     5.22     Software Support............................................   42
  SECTION
     5.23     Undertaking of Holding......................................   42

ARTICLE VI CONDITIONS.....................................................   42
  SECTION
     6.1      Conditions to the Obligations of Each Party.................   42
  SECTION     Conditions to Obligations of Holding, Parent and Sub to
     6.2      Effect the Merger...........................................   43
  SECTION     Conditions to Obligations of the Company to Effect the
     6.3      Merger......................................................   44

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.............................   44
  SECTION
     7.1      Termination.................................................   44
  SECTION
     7.2      Effect of Termination.......................................   45
  SECTION
     7.3      Amendments..................................................   47

                                                                            PAGE
                                                                            ----
  SECTION
     7.4      Waiver......................................................   47

ARTICLE VIII GENERAL PROVISIONS...........................................   47
  SECTION
     8.1      No Third Party Beneficiaries................................   47
  SECTION
     8.2      Entire Agreement............................................   47
  SECTION
     8.3      Succession and Assignment...................................   47
  SECTION
     8.4      Counterparts................................................   48
  SECTION
     8.5      Headings....................................................   48
  SECTION
     8.6      Governing Law...............................................   48
  SECTION
     8.7      Severability................................................   48
  SECTION
     8.8      Specific Performance........................................   48
  SECTION
     8.9      Construction................................................   48
  SECTION
     8.10     Survival of Representations and Warranties and Agreements...   48
  SECTION
     8.11     Certain Definitions.........................................   48
  SECTION
     8.12     Unacquired Assets...........................................   49
  SECTION
     8.13     Fees and Expenses...........................................   49
  SECTION
     8.14     Notices.....................................................   50

EXHIBITS
Exhibit 5.1(d)  Explanation of Operational Limitations
Exhibit 5.4(f)  Form of Lender Estoppel
Exhibit 5.8     Press Release
Exhibit 6.2(f)  Opinion of Counsel to the Company
Exhibit 6.2(g)  Lender Consents
Exhibit 6.2(h)  Indemnification Agreement

[A copy of any exhibit or schedule to this Agreement which has been omitted from this filing will be provided to the Commission upon request.]

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 29, 2002 by and among INTOWN HOLDING COMPANY, L.L.C., a Georgia limited liability company ("Holding"); INTOWN SUITES MANAGEMENT, INC., a Georgia corporation and a wholly owned subsidiary of Holding ("Parent"); INTOWN SUB, INC., a Georgia corporation and wholly owned subsidiary of Parent ("Sub"), and SUBURBAN LODGES OF AMERICA, INC., a Georgia corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the parties to this Agreement desire to effect the acquisition of the Company by Sub;

     WHEREAS, in furtherance of the foregoing, upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code (the "GBCC"), Sub will merge with and into the Company (the "Merger"), with the Company as the surviving corporation;

     WHEREAS, prior to the Effective Time (as hereinafter defined), the Company shall (i) cause certain of its Subsidiaries (as hereinafter defined) to contribute certain of the Unacquired Assets (as hereinafter defined), to SUBURBAN LIQUIDATING COMPANY, L.L.C., a Georgia limited liability company (the "Liquidating Company"), and (ii) contribute certain of the Unacquired Assets to SUBURBAN LIQUIDATING TRUST, a Georgia trust (the "Liquidating Trust"), as further set forth herein;

     WHEREAS, as of the date hereof, David E. Krischer, Dan J. Berman, Paul A. Criscillis, Jr., Kevin R. Pfannes, Gregory C. Plank, G. Hunter Hilliard, John W. Spiegel, Raymond A.D. French, Paul R. Coulson and Sharewell Securities Trading Ltd. (collectively, the "Principal Shareholders") have the power to vote shares of the common stock, par value $.01 per share, of the Company (including any and all rights to be attached thereto to acquire shares of Series A Participating Cumulative Preferred Stock of the Company pursuant to the Company Rights Plan (as hereinafter defined), the "Company Common Stock"), representing approximately 28.86% of the outstanding Company Common Stock;

     WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent entering into this Agreement, the Principal Shareholders have entered into a voting agreement, dated as of the date hereof (the "Voting Agreement"), pursuant to which, among other things, the Principal Shareholders have granted a proxy in favor of Parent with respect to the shares of Company Common Stock over which they have the power to vote, subject to the terms and conditions contained therein;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Amended and Restated Rights Agreement, dated as of May 4, 2001, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Company Rights Plan") has been amended to ensure that (i) none of Holding, Parent or Sub will become an "Acquiring Person" (as defined in the Company Rights Plan) as a result of this Agreement, the Merger or the Voting Agreement,
(ii) no "Share Acquisition Date" or "Distribution Date" (each as defined in the Company Rights Plan) will occur as a result of this Agreement, the Merger or the Voting Agreement and (iii) all outstanding rights to purchase Series A Participating Cumulative Preferred Stock of the Company issued and outstanding under the Company Rights Plan will expire at the Closing (as hereinafter defined);

     WHEREAS, the Board of Directors of the Company has unanimously determined that the Merger and this Agreement are fair to, and in the best interests of, the Company and the holders of the Company Common Stock (the "Company Shareholders");

     WHEREAS, the Board of Directors of Parent and Sub, and the Membership Committee of Holding, have each unanimously approved this Agreement and the Merger, upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company has unanimously approved this Agreement and the Merger, and the transactions contemplated hereby; and

     WHEREAS, the Board of Directors of the Company has unanimously resolved to recommend approval of this Agreement and the Merger to the Company Shareholders.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the GBCC, at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Georgia.

     SECTION 1.2. Effective Time; Closing. As promptly as reasonably practicable (and in any event within five (5) business days) after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger"), with the Secretary of State of the State of Georgia and by making all other filings or recordings required under the GBCC in connection with the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of, the GBCC. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Georgia, or at such other time as the parties hereto agree, which shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing (the "Closing") shall be held at 10:00 a.m., Eastern Standard Time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, or at such other time and location as the parties hereto shall otherwise agree.

     SECTION 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the GBCC and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.4. Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.4(b) and Dissenting Shares (as hereinafter defined), if any) shall be canceled and, subject to Section 1.5, shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive, upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in Section 1.7, (i) an amount in cash equal to Eight and 25/100 Dollars ($8.25) per share, without interest (the "Per Share Cash Merger Consideration"; the Per Share Cash Merger Consideration multiplied by the number of issued and outstanding shares of Company Common Stock at the Effective Time is referred to herein as the "Cash Merger Consideration") and (ii) one beneficial interest unit in the Liquidating Trust (a "Beneficial Interest"), having the rights and subject to the restrictions set forth in the Trust Agreement (as hereinafter defined) (the "Per Share Non-Cash Merger Consideration"; the Per Share Non-Cash Merger Consideration multiplied by the number of issued and outstanding shares of Company Common Stock at the Effective Time is referred to herein as the "Non-Cash Merger Consideration"; and the Cash Merger Consideration and the Non-Cash Merger Consideration is referred to herein as the "Common Stock Merger Consideration");

          (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Holding, Parent or Sub and each share of Company Common Stock that is owned by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto;

          (c) At the Effective Time, all shares of the Company Common Stock converted pursuant to Section 1.4(a) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration (as hereinafter defined) in accordance with Section 1.4(a); and

          (d) Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.5.  Dissenting Shares.

     (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by Company Shareholders who have properly exercised dissenters' rights with respect to such shares of Company Common Stock in accordance with Sections 14-2-1321 and 14-2-1323 of the GBCC (the "Dissenting Shares") shall not be exchangeable for the right to receive the Per Share Cash Merger Consideration and the Per Share Non-Cash Merger Consideration (collectively, the "Per Share Merger Consideration") pursuant to Section 1.4(a), and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of
Article 13 of the GBCC unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to demand payment under the GBCC. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be deemed to have been converted into and have become exchangeable for, as of the Effective Time, as described in Section 1.4(a), the right to receive the Per Share Merger Consideration set forth in such provisions, without any interest thereon.

     (b) The Company shall give Parent (i) prompt notice of any demands for payment for Dissenting Shares pursuant to Article 13 of the GBCC received by the Company, withdrawals of such demands, and any other instruments served pursuant to the GBCC and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment pursuant to
Article 13 of the GBCC. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable law, make any payment with respect to any such demands for payment or offer to settle or settle any such demands.

     SECTION 1.6.  Stock Option Plans; Change of Control Payments.

     (a) The Company shall take all action necessary to ensure that, pursuant to the Company's Stock Option and Incentive Award Plan (the "1996 Plan"), the Non-employee Directors' Stock Option and Fee Plan (the "Directors' Plan"), the Employee Stock Option Plan (the "1997 Plan", which together with the 1996 Plan and the Directors' Plan, constitute the "Company Stock Option Plans"), all outstanding options to acquire Company Stock (the "Company Options") shall be exercisable in full immediately prior to the consummation of the Merger and all Company Options that are not exercised prior to the consummation of the Merger will be canceled as of the Effective Time in exchange for the consideration described in Section 1.6(b).

     (b) In exchange for the cancellation of each such holder's Company Options (regardless of exercise price), such holder shall be entitled to receive, as of the Effective Time (subject to Section 1.7(b)) (i) an amount in cash (which may be $.00) determined by multiplying (A) the excess, if any, of the Per Share Cash Merger Consideration over the applicable exercise price per share of the Company Options by (B) the number of shares of Company Common Stock such holder could have purchased had such holder exercised such Company Options in full and assuming the Company Options were fully vested (less any portion of such Company Options previously exercised) immediately prior to the consummation of the Merger (the "Cash Option Consideration"; the aggregate Cash Option Consideration payable to all of the holders of Company Options is sometimes referred to herein as the "Total Cash Option Consideration"), and (ii) if and with respect only to the Company Options for which such holder shall be entitled to receive any Cash Option Consideration greater than $.00 as a result of the foregoing clause, that number of Beneficial Interests equal to that number of shares of Company Common Stock such holder could have purchased had such holder exercised such Company Options in full and assuming the Company Options were fully vested (less any portion of such Company Options previously exercised) immediately prior to the consummation of the Merger (the "Non-Cash Option Consideration" and together with the Cash Option Consideration the "Option Consideration"), and each such Company Option shall thereafter be canceled.

     (c) At the Closing, immediately following the Effective Time, the Surviving Corporation shall pay to the officers of the Company identified in Section 1.6(c) of the Company Disclosure Letter (as hereinafter defined) the amounts set forth therein (subject to adjustment as further set forth in Section 1.6(c) of the Company Disclosure Letter), and (i) as a condition to the receipt of such amounts at the Closing, each such officer shall release all claims against Holding, Parent, Sub and the Surviving Corporation other than claims against Holding, Parent, Sub and the Surviving Company for (A) obligations under each Change of Control Agreement (as hereinafter defined) to provide such officers with any continuing benefits required to be provided after the Effective Time,
(B) any rights as an Indemnified Party described in Section 5.7(a) hereof and
(C) any claim for a breach of the covenants set forth in Sections 5.7(b), 5.7(c) or 5.7(d) hereof (each an "Officer Release"); and (ii) the Surviving Corporation shall release all claims against such officers other than claims against such officers for (A) fraud and (B) other claims related to or arising out of this Agreement or the transactions contemplated by this Agreement. If any officer refuses to sign the Officer Release applicable to his Change of Control Agreement, then the determination of what, if any, amounts are due and payable to such officer pursuant to his Change of Control Agreement will be determined solely by the terms of his Change of Control Agreement.

     SECTION 1.7. Surrender of Shares of Company Common Stock; Stock Transfer Books.

     (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent (the "Paying Agent") for (i) the holders of shares of Company Common Stock reasonably acceptable to the Company to receive the funds necessary to make the payments to such holders pursuant to Section 1.4(a)(i) upon surrender of their Certificates and (ii) for the holders of Company Options to receive the payment of any Cash Option Consideration provided for in Section 1.6(b) upon surrender and cancellation of the Company Options. Parent will, on or prior to the Effective Time, deposit with the Paying Agent the Cash Merger Consideration and Total Cash Option Consideration to be paid in respect of the shares of Company Stock and Company Options, respectively (the "Fund"). The Fund shall be invested by the Paying Agent as directed by Parent; provided that such investments shall be in obligations of, or guaranteed by, the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc., or Standard and Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, or repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of US $100 million (based upon the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments, shall be placed in the Fund and be payable to the Surviving Corporation upon demand of non-disbursed funds pursuant to Section 1.7(d) hereof. Parent shall promptly replace any monies lost through any investment made pursuant to this Section 1.7(a) to the extent such loss results in the Fund being equal to less than the amount initially deposited by Parent (after adjustment for any payment to holders of shares of Company Common Stock and Company Options pursuant hereto), and Parent shall in any event be liable for the payment of the Cash Merger Consideration and Total Cash Option Consideration, notwithstanding any losses in the Fund. The Fund shall not be used for any purpose except as expressly provided in this Agreement. The Paying Agent shall make the payments provided for in Sections 1.4 and 1.6(b).

     (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Per Share Merger Consideration pursuant to Section 1.4, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. Until so surrendered, each such Certificate shall, at and after the Effective Time, represent for all purposes, only the right to receive such Per Share Merger Consideration. No interest shall accrue or be paid to any beneficial owner of shares of Company Common Stock or any holder of any Certificate with respect to the Per Share Merger Consideration payable upon the surrender of any Certificate. If payment of the Per Share Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed in blank or to the Paying Agent or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Per Share Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. If any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Per Share Merger Consideration such holder is entitled to receive pursuant to Section 1.4.

     (c) Parent and the Surviving Corporation shall cause the Paying Agent to pay the amount of Cash Option Consideration payable to each holder of a Company Option pursuant to Section 1.6(b) as soon as reasonably practicable following the Effective Time.

     (d) At any time following one hundred eighty (180) days after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Fund which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock and holders of Company Options (including, without limitation, all interest and other income received by the Paying Agent in respect of all amounts held in the Fund or other funds made available to it), and thereafter each such holder shall be entitled to look only to (i) the Surviving Corporation (subject to abandoned property, escheat and other similar laws), and only as general creditors thereof, with respect to any Per Share Cash Merger Consideration that may be payable upon due surrender of the Certificates held by such holder and any Cash Option Consideration payable upon due surrender and cancellation of such Company Options, and (ii) the Liquidating Trust (subject to abandoned property, escheat and other similar laws) with respect to any Per Share Non-Cash Merger Consideration that may be issuable upon due surrender of the Certificates held by such holder and any Non-Cash Option Consideration issuable upon due surrender and cancellation of such Company Options. If any Certificates representing shares of Company Common Stock shall not have been surrendered immediately prior to such date on which the Per Share Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), any such cash, shares, dividends or distributions payable in respect of such Certificate (other than the Per Share Non-Cash Merger Consideration or any cash, shares, dividends or distributions payable in respect thereof, which shall automatically and ratably inure to the benefit of the holders of Beneficial Interests of the Liquidating Trust) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Holding, the Surviving Corporation, Parent, Sub, the Liquidating Trust or the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Per Share Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar law.

     (e) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, except for Parent and Sub, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law, and all consideration paid pursuant to this Article I upon the surrender or exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificate.

     (f) Holding, Parent, Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Per Share Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and from the Option Consideration otherwise payable pursuant to this Agreement to any holder of Company Options such amounts that Holding, Parent, Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Holding, Parent, Sub, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or of Company Options, as the case may be, in respect of which such deduction and withholding was made by Holding, Parent, Sub, the Surviving Corporation or the Paying Agent. The Surviving Corporation, Holding, Parent or the Paying Agent, as the case may be, shall timely pay or cause to be paid any amounts withheld pursuant to this Section 1.7(f) for applicable foreign, federal, state and local taxes to the appropriate Governmental Entity on behalf of such holders of Company Common Stock or Company Options.

     (g) Except as otherwise provided in this Agreement, the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

     SECTION 1.8. Escrow Deposit. On the date hereof, Parent has deposited in escrow with SouthTrust Bank (the "Escrow Agent") in accordance with the terms of the Escrow Agreement dated the date hereof among Parent, the Company and the Escrow Agent (the "Escrow Agreement") cash in the amount of Five Million Dollars ($5,000,000) (the "Deposit"), which amount shall be held and disbursed in accordance with the terms of this Agreement and the Escrow Agreement.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     SECTION 2.1. Articles of Incorporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until, subject to
Section 5.7(a), the same shall thereafter be altered, amended or repealed in accordance with applicable law or such Articles of Incorporation.

     SECTION 2.2. Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until, subject to Section 5.7(a), the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation or such Bylaws.

     SECTION 2.3. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of Holding, Parent and Sub, in each case except as set forth in the written disclosure letter (which letter shall in each case specifically identify by reference to Sections of this Agreement any exceptions to each of the representations and warranties set forth herein) delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter"), as follows:

     SECTION 3.1. Organization and Standing. Each of the Company and each Subsidiary (as hereinafter defined) (i) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to the jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be in good standing or so qualified or licensed, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect (as hereinafter defined). The Company has furnished or made available to Parent true and complete copies of its articles of incorporation the "Company Articles of Incorporation") and bylaws (the "Company Bylaws") and the articles of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents.

     SECTION 3.2.  Capitalization; Subsidiaries.

     (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock"), including 500,000 shares designated as Series A Participating Cumulative Preferred Stock (the "Series A Preferred Stock"). As of the date hereof, (i) 11,975,127 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) Company Options to acquire 1,202,574 shares of Company Common Stock in the aggregate are outstanding pursuant to the Company Stock Option Plans, and 2,099,750 shares of Company Common Stock are authorized and reserved for future issuance pursuant to the Company Stock Option Plans, and
(iv) no shares of Preferred Stock are issued or outstanding. Section 3.2(a) of the Company Disclosure Letter sets forth a correct and complete list of the Company Options (and exercise prices) outstanding as of the date hereof. Except pursuant to the Company Rights Plan, or as set forth above or in Section 3.2(a) of the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary. All shares of Company Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.2(a) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

     (b) Section 3.2(b) of the Company Disclosure Letter sets forth a correct and complete list of, and the jurisdiction of organization of, each corporation, association, subsidiary, partnership, limited liability company or other entity of which the Company controls, directly or indirectly, 10% or more of the outstanding equity interests (each a "Subsidiary" and collectively, the "Subsidiaries"). Except as set forth in Section 3.2(b) of the Company Disclosure Letter, the Company owns, directly or indirectly, beneficially and of record all of the issued and outstanding capital stock of each Subsidiary and does not own an equity interest in any other corporation, association, partnership, limited liability company or other entity, other than in the Subsidiaries. Each outstanding share of capital stock or interest of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and except as set forth on Section 3.2(b) of the Company Disclosure Letter, each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 3.3.  Authority for Agreement.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary shareholder approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of the Company) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (in each case other than the approval and adoption of this Agreement by the affirmative vote of a majority of the voting power of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the GBCC). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Holding, Parent and Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws (as hereinafter defined) affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The affirmative vote of holders of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of shareholders is the only vote of the Company's Shareholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     (b) At a meeting duly called and held on January 28, 2002, the Board of Directors of the Company unanimously (i) determined that, as of the date thereof, this Agreement and the Voting Agreement and the other transactions contemplated hereby and thereby, including the Merger, are fair to, and in the best interests of, the Company and the Company Shareholders, (ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby, (iii) resolved, subject to Section 5.5 of this Agreement, to recommend approval and adoption of this Agreement and the Merger by the Company Shareholders, and (iv) amended the Company Rights Plan to ensure that
(x) none of Holding, Parent or Sub will become an "Acquiring Person" (as defined in the Company Rights Plan) as a result of this Agreement, the Merger or the Voting Agreement, (y) no "Share Acquisition Date" or "Distribution Date" (each as defined in the Company Rights Plan) will occur as a result of this Agreement, the Merger or the Voting Agreement and (z) all outstanding rights to purchase Series A Participating Cumulative Preferred Stock of the Company issued and outstanding under the Company Rights Plan will expire at the Closing. The actions taken by the Board of Directors of the Company constitute approval of the Merger, this Agreement and the Voting Agreement and the other transactions contemplated hereby and thereby by the Board of Directors of the Company under the provisions of Section 14-2-1132 of the GBCC such that Section 14-2-1132 of the GBCC does not apply to this Agreement, the Merger, the Voting Agreement, or the transactions contemplated hereby or thereby. Other than Section 14-2-1132 of the GBCC, no state anti-takeover or similar statute in Georgia, or to the knowledge of the Company, in any other jurisdiction, is applicable to Holding, Parent or Sub in connection with the Merger, this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby.

     (c) Salomon Smith Barney Inc. (the "Independent Advisor") has delivered to the Board of Directors of the Company its written opinion, dated the date of this Agreement, to the effect that, as of such date and based on the assumptions, qualifications and limitations contained therein, the Per Share Merger Consideration is fair, from a financial point of view, to the Company Shareholders. The Company has provided a complete and accurate copy of such opinion to Parent solely for informational purposes.

     SECTION 3.4. No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company Articles of Incorporation or Company Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) subject to Section 3.5, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as set forth in Section 3.4 of the Company Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations under, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation or Material Contract (as hereinafter defined) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except, in the case of clauses (ii) and (iii) above, to the extent that any such conflict, violation, breach, default or other occurrences would not have, either individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.5.  Required Filings and Consents.  Except as set forth in
Section 3.5 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws ("Blue Sky Laws") and filing and recordation of appropriate merger documents as required by the GBCC, (ii) for filings contemplated by Section 3.14, and (iii) for other immaterial consents, approvals, authorizations, permits, filings, registrations and notifications from or with local authorities or municipalities.

     SECTION 3.6. Compliance. Except as set forth in Section 3.6 of the Company Disclosure Letter, each of the Company and its Subsidiaries (i) has been operated at all times in compliance in all material respects with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and (ii) is not in material default or violation of any material notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as set forth in Section 3.6 of the Company Disclosure Letter, neither the Company nor any Subsidiary has received any written or, to the knowledge of the Company, oral communication during the past two (2) years from a Governmental Entity that alleges that the Company or a Subsidiary is not in compliance in any material respect with any applicable Law.

     SECTION 3.7.  SEC Filings, Financial Statements.

     (a) The Company and each Subsidiary, as necessary, has filed all forms, reports, statements and documents required to be filed with the United States Securities and Exchange Commission (the "SEC") since January 1, 1999 (collectively, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. When filed, none of the SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the (i) audited consolidated balance sheets of the Company as of December 31, 2000 and December 31, 1999 and the related consolidated statements of operations, cash flows and changes in shareholders' equity included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "10-K"), in each case, including any related notes thereto, as filed with the SEC, and (ii) unaudited consolidated balance sheets of the Company as of September 30, 2001 and December 31, 2000, and the related consolidated statements of operations for each of the three month periods ended September 30, 2001 and September 30, 2000 and the nine month periods ended September 30, 2001 and September 30, 2000, and consolidated statements of cash flows for the nine month periods ended September 30, 2001 and September 30, 2000, in each case, including any related notes thereto, as filed with the SEC (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto, or in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of the unaudited statements, to normal, recurring audit adjustments) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

     (c) Except as disclosed in Section 3.7(c) of the Company Disclosure Letter, there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and the Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2001, including the notes thereto, (ii) liabilities disclosed in the SEC Reports, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2001, none of which are, individually or in the aggregate, reasonably likely to be material to the Company and the Subsidiaries, taken as a whole. Section 3.7(c) of the Company Disclosure Letter sets forth a complete and correct list of all indebtedness guaranteed by the Company or any Subsidiary.

     (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which the Company intends to file but which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the SEC Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.8.  Absence of Certain Changes or Events.

     (a) Except as contemplated by this Agreement or as disclosed in the SEC Reports filed prior to the date hereof, since December 31, 2000, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary, (iii) except as set forth in Section 3.8(a) of the Company Disclosure Letter, any material change in accounting methods, principles or practices employed by the Company or any Subsidiary, or (iv) except as set forth in Section 3.8(a) of the Company Disclosure Letter, any action of the type described in Sections 5.1(b) or 5.1(c) which had such action been taken after the date of this Agreement would be in violation of any such Section.

     (b) Since December 31, 2000, the Company has not received any written or, to the knowledge of the Company, oral notice of (or, in the case of any contract, lease or other arrangement that terminates or is extended by its terms without the giving of notice, has otherwise become aware of) the termination or extension of any Material Contract (as hereinafter defined), or suffered any damage, destruction or loss (whether or not covered by insurance) to any Company Property (as hereinafter defined) or any personal property of the Company or any Subsidiary which, individually or in the aggregate, could reasonably be expected to result in the Company's or a Subsidiary's loss of $50,000 or more.

     SECTION 3.9.  Taxes.

     (a) Except as set forth in Section 3.9(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries have timely filed all material Tax Returns (as hereinafter defined) required to be filed by any of them. All such Tax Returns are true, correct and complete in all material respects. All Taxes (as hereinafter defined) of the Company and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) to the Company's knowledge, claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the SEC Reports in accordance with GAAP. The Company and its Subsidiaries have never received written notice from an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction that has not since been cured by the filing of such return. There are no liens for any Taxes upon the assets of the Company or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. Except as set forth in Section 3.9(a) of the Company Disclosure Letter, no Tax Returns of the Company or its Subsidiaries are under audit or examination by any taxing authority, and the Company does not know of any proposed or threatened Tax claims, audits or assessments against the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treas. Reg. sec.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time, in each case beyond the date of this Agreement, with respect to a Tax assessment or deficiency. Each of the Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties. Except as set forth in Section 3.9(a) of the Company Disclosure Letter, the unpaid Taxes of the Company and its Subsidiaries for the current taxable period did not, as of the most recent Company Financial Statements, exceed the reserve for Tax liability set forth on the face of the balance sheet in the most recent Company Financial Statements. For purposes of this Agreement, (x) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, occupancy, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (y) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (b) Section 3.9(b) of the Company Disclosure Letter sets forth with reasonable specificity all jurisdictions in which the Company or any Subsidiary currently has a presence requiring it to pay Taxes (a "Taxable Presence") and all jurisdictions in which the Company or any Subsidiary has had a Taxable Presence since January 1, 1998. The Company has made available to Parent correct and complete copies of (i) all Tax Returns filed in connection with the three year period ending on December 31, 2000 and (ii) all correspondence with any Tax authorities (including, without limitation, all audits, notices and requests for information from or to taxing authorities) since January 1, 1998.

     SECTION 3.10.  Assets.

     (a) Except as set forth in the 10-K, the SEC Reports filed thereafter, or in Section 3.10(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries have good, marketable and, for the real property only, insurable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the 10-K or acquired after December 31, 2000 (other than any Unacquired Assets, or assets reflected in any SEC Reports filed after the 10-K as having been disposed of since December 31, 2000 or otherwise disposed of since December 31, 2000 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which are properly reflected in the 10-K; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 2000, provided that the obligations secured by such liens are not delinquent; (iv) such title defects, liens and encumbrances and restrictions disclosed in the Title Documents (as hereinafter defined); and (v) such title defects, liens and encumbrances and restrictions, if any, that do not individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impact the operation of the Company or any Subsidiary. Except as set forth in Section 3.10(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries either own or have valid leasehold interests in all properties and assets used by them in the conduct of their business. At the Effective Time, the personal property of the Company and each Subsidiary (the "Personal Property") at each Company Property (as hereinafter defined) shall be in sufficient levels so as to allow for uninterrupted full service at each such Company Property in a manner consistent with the Company's ordinary course of business and past practices with respect to such Company Property.

     (b) Except as set forth in Section 3.10(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any of its assets with an individual value of $50,000 or an aggregate value in excess of $100,000, in each case, other than with respect to any transfers of Unacquired Assets.

     (c) Except for such property as shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Company's past practices and normal industry practices, the buildings, fixtures and equipment of the Company and its Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put. The buildings, fixtures and equipment of the Company and its Subsidiaries are sufficient for the continued conduct of the business of the Company and its Subsidiaries after the Effective Time in substantially the same manner as conducted prior to the Effective Time. Section 3.10(c) of the Company Disclosure Letter sets forth a complete and accurate list of those rooms in any of the Company's hotels that are not available for occupancy as of a date within ten (10) days prior to the date hereof, and a brief explanation of why each such room is not so available.

     (d) Section 3.10(d) of the Company Disclosure Letter (and the Title Documents (as hereinafter defined)) sets forth a correct and complete list of all real property (i) owned or leased by the Company or a Subsidiary, (ii) as to which the Company or a Subsidiary has a license, easement or right of way to use, (iii) as to which the Company or a Subsidiary has the option to purchase, lease, license or acquire an easement or right of way or (iv) in which the Company or a Subsidiary has any other interest. The list of real property in
Section 3.10(d) of the Company Disclosure Letter that is identified as being owned by the Company or a Subsidiary includes a correct and complete list by owner, property name, city and state of all real property (other than any Unacquired Assets) owned by the Company or any Subsidiaries (the "Company Properties"), and correctly identifies which entity is the record owner of title to each such tract of real property (each being a "Company Property"). With respect to each such Company Property, the entity identified in Section 3.10(d) of the Company Disclosure Letter as owner, owns good, marketable and insurable fee simple title to such Company Property, free and clear of all defects, liens, encumbrances and restrictions other than (i) those existing title matters listed as exceptions in the pro forma title policies or title insurance commitments listed in Section 3.10(d) of the Company Disclosure Letter (the "Title Documents"), (ii) those matters listed on Section 3.10(d) of the Company Disclosure Letter as "Company Cure Items", (collectively, the "Company Cure Items"), (iii) the rights of hotel guests, as hotel guests only, and (iv) such other matters as shall be set forth on Section 3.10(d) of the Company Disclosure Letter, (all such matters referenced in clauses (i), (iii) and (iv) hereof being sometimes collectively called the "Permitted Exceptions"). To the Company's knowledge, after reasonable inquiry, there are no private restrictions that affect the Company Properties other than the Permitted Exceptions.

     (e) Except as described on Section 3.10(e) of the Company Disclosure Letter and for the Permitted Exceptions, no Company Property or Personal Property or any interest of the Company or any Subsidiary in any Company Property or Personal Property is subject to any outstanding agreements of sale, options or other rights of third parties to acquire or use any interest therein.

     (f) Except as disclosed in Section 3.10(f) of the Company Disclosure Letter, the Company Properties, and all present uses and operations thereof, comply in all material respects with all applicable zoning, land-use, building, fire, health, labor, safety, subdivision and other law and all deed or other title covenants and restrictions applicable thereto.

     (g) The Company has delivered or made available to Parent true, correct and complete copies of all material engineering, electrical, structural, soils, seismic, archaeological, ecological, geological, hydrological/water effluence or other similar reports, maintenance plans, plans and specifications, site plans, licenses, permits and certificates of occupancy covering all or any portion of the Company Properties and improvements which are in the possession or control of the Company, the Subsidiaries, or their respective affiliates.

     (h) Except as disclosed on Section 3.10(h) of the Company Disclosure Letter or in the Title Documents: (i) there are no outstanding and unpaid impact fees or other charges in connection with any Company Property; (ii) there are no pending or, to the Company's knowledge, threatened special assessments or reassessments with respect to any Company Property or any part thereof; and,
(iii) there is no pending or, to the Company's knowledge, threatened condemnation, expropriation, requisition (temporary or permanent) or similar proceeding with respect to any Company Property or any part thereof. Section 3.10(h) of the Company Disclosure Letter sets forth a correct and complete list of the letters of credit issued on behalf of the Company or any Subsidiary in favor of any Governmental Entity or other third party as security for an obligation of the Company or any Subsidiary. Section 3.10(h) of the Company Disclosure Letter sets forth a correct and complete list of the performance bonds issued on behalf of, or set-aside agreements entered into by, the Company or any Subsidiary in favor of any Governmental Entity or other third party as security for an obligation of the Company or any Subsidiary as of the date hereof and the amount thereof as of the date hereof.

     (i) Except as disclosed in Section 3.10(i) of the Company Disclosure Letter, the Title Documents, or the surveys for each Company Property that have been delivered to Parent on or before the date hereof (collectively, the "Surveys"), water, sewer, electric, telephone, and storm water and drainage facilities and all other utilities required by Laws and in the normal operation of all buildings located on each Company Property are available and are installed across public property or valid easements to the property lines of such Company Property, and are connected pursuant to valid permits and are adequate to service such Company Property for its current use.

     (j) Except with regard to any of the Unacquired Assets, environmental matters which are addressed in Section 3.17 or as disclosed in Section 3.10(j) of the Company Disclosure Letter: (i) all material licenses, concessions, building, and other permits, certificates of use and occupancy, including (but not limited to) final or permanent certificates of occupancy, (the "Real Estate Permits"), have been obtained for the Company Properties as required in connection with any material construction, renovations, expansions, or other improvements at any Company Property and in connection with the present use and operation of the Company Properties; (ii) the Real Estate Permits are the only licenses, concessions, permits, certificates or other similar requirements necessary in order to own and operate the Company Properties for their present use and operation without interruption; (iii) the Real Estate Permits are in full force and effect and there exists no material violation thereof; (iv) the Company and/or each Subsidiary, as applicable, is in compliance with all material terms and conditions of any Real Estate Permits; (v) no action or proceeding relating to the Real Estate Permits is pending or, to the Company's knowledge, threatened, which may result in revocation or cancellation of a Real Estate Permit; (vi) except as referenced in any of the Surveys or Title Documents, no physical conditions with respect to any of the Company Properties exist that violate in any material respect any applicable law, code, rule, ordinance or regulation; (vii) all vendors and suppliers have been paid in full (and shall be paid in full as of the Closing), except for accounts payable in the ordinary course of business consistent with past practice, and except as disclosed in the Title Documents, there are no liens, claims of lien or lien rights that encumber or materially adversely affect any of the Real Estate Permits; and (viii) there are no liquor licenses that are held by the Company, any Subsidiary or any affiliate of any of them, nor are any liquor licenses necessary for the current operation of the Company Properties or any part thereof.

     (k) Except as disclosed on Section 3.10(k) of the Company Disclosure Letter, neither the Company nor any Subsidiary, if applicable, is in material default with respect to any contracts pertaining to the Company Properties, nor, to the Company's and each Subsidiary's knowledge, are there any facts or circumstances which with the passage of time or the giving of notice, or both, would constitute or result in any such default.

     (l) Except as disclosed in Section 3.10(l) of the Company Disclosure Letter, within the immediately preceding twelve (12) month period, there have not been actual or, to the Company's knowledge, threatened or imminent (i) changes in the zoning of any of the Company Properties or any part thereof materially and adversely affecting the current use, occupancy or value thereof; or (ii) restrictions, limitations or regulations issued. The Company has not received written or, to the knowledge of the Company, oral notice of any such changes being proposed or under consideration by any Governmental Entity having or asserting jurisdiction over any Company Property or the ownership thereof. To the Company's knowledge, after reasonable inquiry, no sewer moratorium or like governmental order is in effect which adversely affects the operations of any Company Property.

     (m) The Company has made available to Parent correct and complete copies of all Material Contracts (as hereinafter defined) relating to the Company Properties, including all modifications, renewals and extensions, together with any guaranties and any other agreements relating thereto.

     (n) Except as set forth in the Title Documents or in Section 3.10(n) of the Company Disclosure Letter, there are no ad valorem tax protests, appeals or other similar tax proceedings pending against the Company Properties.

     (o) The indebtedness listed in Section 3.10(o) of the Company Disclosure Letter is a correct and complete list of all indebtedness and all financing that encumbers the Company Properties or any part thereof (the "Secured Debt"). None of the Company or any Subsidiary or any Company Property is in material default or violation of any of the agreements, rights or restrictions relating to any of the Secured Debt, nor are there any facts or circumstances that with the passage of time or the giving of notice or both are reasonably likely to constitute or result in any such default or violation.

     (p) Except as set forth in Section 3.10(p) of the Company Disclosure Letter, no condemnation, eminent domain or similar proceedings have been instituted or, to the Company's knowledge, threatened against any of the Company Properties or, to the Company's knowledge, any surrounding properties that could be likely to have a material adverse effect on any Company Properties or the operation of the business conducted thereon, and the Company does not know, nor has the Company or any Subsidiary received notice, of any (i) existing or proposed plans to widen, modify, realign or close any street or highway adjacent to or in close proximity to (i.e., within 500 yards of) any Company Properties, or of any pending condemnation actions or proposed public improvements affecting any Company Properties (including its improvements), or (ii) pending or threatened judicial, municipal or administrative proceedings with respect to, or in any manner affecting, any Company Property including the improvements thereon.

     (q) Except as set forth in Section 3.10(q) of the Company Disclosure Letter, neither the Company nor any Subsidiary is a party, and no Company Property nor any portion thereof is subject to any, pending litigation, arbitration or administrative proceeding (i) with any person or entity having or claiming any interest in any Company Property, or (ii) affecting or questioning title to or use of or otherwise affecting the Company, any Subsidiary, any Company Property or any part thereof or the Company's or any Subsidiary's ability to perform its obligations under this Agreement nor, to the Company's knowledge, is such litigation, arbitration or administrative proceeding threatened. Neither the Company nor any Subsidiary is subject to or in default under any judgment, order, injunction or decree of any Governmental Entity applicable to the Company, any Subsidiary or any Company Property.

     (r) Section 3.10(r) of the Company Disclosure Letter lists a description and the amount of all security deposits, letters of credit and/or similar deposits taken by the Company or by a third party. There are no inducements, concessions, bonuses, side agreements, free rental, rebates, or other matters reducing the rental or other sums payable under any Lease (as hereinafter defined) that will not be satisfied by the Effective Time, except as set forth in Section 3.10(r) of the Company Disclosure Letter. The Company or its Subsidiaries own the entire owner's interest in and to all service contracts, leases, occupancy and/or guest agreements (other than Advance Reservation Information (as hereinafter defined)) affecting the Company Properties (collectively, the "Leases"). Except for the Permitted Exceptions, none of the Leases or the rentals or other sums payable thereunder have been assigned or otherwise encumbered. There are no defaults under any of such Leases, nor, to the Company's knowledge, do circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a default by anyone whomsoever, and neither the Company nor any Subsidiary has received any notice from any tenant that the landlord under the Leases is in default under any of such Leases, or that there exists circumstances which, with the giving of notice or the passage of time, or both, would constitute a default thereunder. Except as set forth in Section 3.10(r) of the Company Disclosure Letter, as of the date of this Agreement there are no leasing commissions binding upon the Company Properties, the Company or any Subsidiary that will not be satisfied prior to the Effective Time.

     (s) Except for the capital expenditures escrow accounts required under the Company's collateralized mortgage bonds disclosed in Section 3.10(o) of the Company Disclosure Letter, the Company represents and warrants that there is no reserve for repair, replacement, or replenishment of furniture, fixtures or equipment at the Company Properties or any portion thereof.

     (t) None of the Company or any Subsidiary is in default or material non-compliance under any Permitted Exceptions or Company Cure Items which, individually or in the aggregate, would have a material adverse effect on the Company, a Subsidiary or any property. No written or, to the Company's knowledge, oral notices of default or non-compliance have been received by the Company or any Subsidiary with respect to any Permitted Exceptions or Company Cure Items.

     (u) Except as set forth in Section 3.10(u) of the Company Disclosure Letter and other than arising in the ordinary course of business after the date hereof, the Company has no outstanding construction payables to any materialmen, laborers, vendors or suppliers for any work performed or materials supplied in connection with any Company Property that may or will give rise to a lien, claim of lien or any lien rights that would encumber such Company Property.

     SECTION 3.11.  Change of Control Agreements.  Except pursuant to Section
1.6 and as set forth in Section 3.11 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any current or former director, officer or employee of the Company and/or any Subsidiary. Except as set forth in Section 3.11 of the Company Disclosure Letter, without limiting the generality of the foregoing, no amount paid or payable by the Company or any Subsidiary in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of options, (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code. The Company represents and warrants that the amounts determined in accordance with Section 1.6(c) of the Company Disclosure Letter will be sufficient to satisfy in full all obligations of the Company to make payments then due and owing under the change of control agreements with such officers that are identified in Section 1.6(c) of the Company Disclosure Letter (the "Change of Control Agreements"), provided that the Surviving Corporation shall thereafter honor all obligations under each such Change of Control Agreement to provide such officers with any continuing benefits required to be provided thereafter.

     SECTION 3.12.  Litigation.  Except for such matters disclosed in Section
3.12 of the Company Disclosure Letter and those which, if adversely determined individually or in the aggregate, are not, and would not reasonably be expected to be, material to the Company, there are no claims, suits, actions, investigations, examinations, audits, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except as set forth in Section 3.12 of the Company Disclosure Letter, and for such matters which individually or in the aggregate, are not, and would not reasonably be expected to be, material to the Company, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any of its Subsidiaries which have not yet been paid or satisfied in full.

     SECTION 3.13. Contracts and Commitments. Section 3.13 of the Company Disclosure Letter sets forth a true, correct and complete list of the following contracts to which the Company or a Subsidiary is a party (including every amendment, modification or supplement to the foregoing): (i) any contracts of employment; (ii) any contracts or agreements which limit or restrict the Company, any Subsidiary or, to the knowledge of the Company, any employee, from engaging in any business in any jurisdiction; (iii) agreements or arrangements for the purchase or sale of any assets (otherwise than in the ordinary course of business or relating to the Unacquired Assets); (iv) all bonds, debentures, notes, loans, credit or loan agreements or commitments, mortgages, indentures, warranties or guarantees or other agreements or contracts in each case relating to the borrowing of money; (v) agreements with unions, material independent contractor agreements and material leased or temporary employee agreements; (vi) individual leases of any personal property pursuant to which the Company is required to make annual payments in excess of $24,000 and groups of two or more leases of personal property with the same or affiliated counterparties pursuant to which the Company is required to make aggregate annual payments in excess of $24,000; (vii) any management agreements;
(viii) any agreements that restrict the Company from hiring employees or acquiring ownership interests in other entities (in each case other than agreements with staffing or temporary services firms and other agreements which the Company is prohibited from disclosing pursuant to written confidentiality or non-disclosure agreements); (ix) franchise agreements, area franchise agreements, or licenses to operate an extended-stay lodging business or hotel;
(x) all other contracts, agreements or commitments pursuant to which annual payments made by or to the Company or a Subsidiary exceed $50,000 and groups of two or more contracts, agreements, or commitments with the same or affiliated counterparties pursuant to which annual payments made by or to the Company or a Subsidiary exceed $50,000 in the aggregate (including any such operating agreements, service and maintenance contracts, equipment leases, vehicle leases, property leases for employees, supply contracts, billboard, signage, promotional or other advertising agreements or leases, hotel or operational permits or licenses affecting or used in connection with the operation of any Company Property or any portion thereof, but excluding guest contracts entered into in the ordinary course of business); and (xi) any other contracts material to the operation of the business of the Company (individually, a "Material Contract" and collectively, "Material Contracts"). The Company has delivered or made available true, correct and complete copies of all Material Contracts to Parent or its representatives. Neither the Company nor any of its Subsidiaries is in default under any Material Contract, which defaults individually or in the aggregate would reasonably be expected to be material to the Company or any Subsidiary, and no circumstances exist that, with the passing of time or the giving of notice, or both, would result in a default by the Company or any Subsidiary under any Material Contract, and neither the Company nor any Subsidiary has received any notice from any party thereto that the Company or any Subsidiary is in default thereunder, or that circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a default thereunder. The Material Contracts are in full force and effect in all material respects, have been duly executed by the Company or one of its Subsidiaries where applicable, and none of the Company, its Subsidiaries or, to the knowledge of the Company, any other party thereto is in material default of its obligations under such contracts. Except for this Agreement, the Material Contracts, the Permitted Encumbrances and as set forth on Section 3.13 of the Company Disclosure Letter, there are no leases, service contracts or other agreements in force or effect that (a) grant to any person or entity any right, title, interest or benefit in or to all or any part of the Company Properties, or (b) grant or create any rights relating to the use, maintenance, operation, construction or management of all or any part of the Company Properties.

     SECTION 3.14. Information Supplied. The proxy statement to be mailed to the Company Shareholders in connection with the meeting (the "Shareholders' Meeting") to be called to consider the Merger (the "Proxy Statement") at the date such document is first published, sent or delivered to Company Shareholders or, unless promptly corrected, at any time during the pendency of the Shareholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information both supplied by and relating to Holding, Parent or Sub for inclusion or incorporation by reference in the foregoing document.

     SECTION 3.15.  Employee Benefit Plans.

     (a) The term "Company Benefit Plan" shall mean each plan, fund, program, agreement, arrangement or scheme, in each case, that is at any time sponsored or maintained or required to be sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries makes or has made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of the Company or any of its Subsidiaries or their dependents (whether written or oral), including, without limitation, each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), determined without regard to whether such plan is subject to ERISA); each "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or agreement, health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal and each other employee benefit plan, fund, program, agreement or arrangement. Section 3.15(a) of the Company Disclosure Letter contains a complete and accurate list of each Company Benefit Plan the Company or any of its Subsidiaries has sponsored, maintained or contributed to within the last three (3) calendar years. Each Company Benefit Plan currently in effect is identified as a "current plan" on such list.

     (b) The term "ERISA Affiliate Plan" shall mean each Company Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any person (whether incorporated or unincorporated), that together with the Company would be deemed a "single employer" within the meaning of Section 414 of the Code, (an "ERISA Affiliate"), or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time.

     (c) Except as set forth in Section 3.15(c) of the Company Disclosure
Letter,

          (i) With respect to each Company Benefit Plan identified in Section
     3.15 of the Company Disclosure Letter, the Company has heretofore delivered or made available to Parent complete and accurate copies of the plan documents and any amendments thereto (or if the plan is not written, a written description thereof), any related trust or other funding vehicle, annual reports required to be filed with any Governmental Entity with respect to such plan, actuarial reports, funding and financial information returns and statements, all contracts with any parties providing services or insurance to such plan, copies of material correspondence with all Governmental Entities, plan summaries or summary plan descriptions, summary annual reports, booklets and personnel manuals and any other reports or summaries required under ERISA, the Code and all other applicable laws, regulations, orders or other legislative, administrative or judicial promulgations ("Applicable Benefit Laws"), the most recent determination letter received from the Internal Revenue Service with respect to each such plan intended to qualify under Section 401 of the Code, and such other documentation with respect to any Company Benefit Plan as is reasonably requested by Parent.

          (ii) The Company and its Subsidiaries have maintained all employee data necessary to administer each Company Benefit Plan, including data required to be maintained under Sections 107 and 209 of ERISA, and such data is true and correct and is maintained in a usable form.

          (iii) No Company Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA or Section 412 of the Code, nor is any Company Benefit Plan or ERISA Affiliate Plan a "multiemployer pension plan", as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. Neither the Company, any of its Subsidiaries, an ERISA Affiliate nor a predecessor in interest of any of them has or has had an obligation to reimburse another employer, either directly or indirectly, including through indemnification or otherwise, for making contributions to a plan that is or was subject to Title IV of ERISA.

          (iv) Each Company Benefit Plan has been established, registered, qualified, invested, operated and administered in all material respects in accordance with its terms in compliance with all Applicable Benefit Laws and in accordance with all understandings, written or oral, between the Company or its respective current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees, as applicable. Neither the Company nor any of its Subsidiaries has incurred, and no facts exist which reasonably could be expected to result in any material liability to the Company or any of its Subsidiaries with respect to any Company Benefit Plan or any ERISA Affiliate Plan, including without limitation, any liability, tax, penalty or fee under ERISA, the Code or any Applicable Benefit Law (other than to pay premiums, contributions or benefits in the ordinary course).

          (v) All obligations regarding each Company Benefit Plan have been satisfied, and there are no outstanding defaults or violations by any party to any Company Benefit Plan. No taxes, penalties or fees are owing under any Company Benefit Plan.

          (vi) No fact or circumstance exists that could adversely affect the tax-exempt status of a Company Benefit Plan that is intended to be tax-exempt. Further, each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination or other letter indicating that it is so qualified, or intends to submit a request for a determination letter within the applicable remedial amendment period, and the Company is not aware of any reason why such determination letter would not be issued by the Internal Revenue Service.

          (vii) The assets of each Company Benefit Plan are reported at their fair market value on the financial statements of each such plan as of the dates indicated on such statements.

          (viii) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees (or any of their dependents, spouses or beneficiaries) of the Company, any or its Subsidiaries or any predecessor in interest of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than continuation coverage mandated by Applicable Benefit Laws and only to the extent required under such laws.

          (ix) All contributions or premiums required to be made by any Company under the terms of each Company Benefit Plan or by Applicable Benefit Laws have been made in a timely fashion in accordance with Applicable Benefit Laws and the terms of the Company Benefit Plan. Each Company Benefit Plan is fully funded or fully insured on both an ongoing and termination or wind-up basis.

          (x) No insurance policy or any other insurance contract or agreement affecting any Company Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

          (xi) There have been no improper withdrawals, applications or transfers of assets from any Company Benefit Plan or the trusts or other funding media relating thereto, and neither the Company nor any of its Subsidiaries nor any of their agents has been in breach of any fiduciary obligation with respect to the administration of any Company Benefit Plan or the trusts or other funding media relating thereto.

          (xii) Each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) of the Company by its terms or in the summary plan description for such plan provides that such plan may be amended, revised or terminated by the Company or the administrator of such plan, subject to contractual notice requirements.

          (xiii) Except as contemplated by Section 1.6, the execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement will not (A) entitle any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such individual.

          (xiv) Except for payments under the Change of Control Agreements described in Section 3.11, the Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible for federal income tax purposes by reason of Section 280G of the Code.

          (xv) There are no pending, or, to the Company's knowledge, threatened Litigation by, against, involving or on behalf of any Company Benefit Plan by any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company, any of its Subsidiaries or any predecessor in interest covered under such Company Benefit Plan, by any Governmental Entities or otherwise involving any such Company Benefit Plan (other than routine claims for benefits) that and, to the Company's knowledge, there exists no state of facts which after notice or lapse of time or both reasonably could be expected to give rise to any Litigation.

     SECTION 3.16.  Labor and Employment Matters.  Except as set forth in
Section 3.16 of the Company Disclosure Letter:

          (a) Employees of the Company and its Subsidiaries (including both present and former employees) have not been, and, with respect to current employees, currently are not, represented by a labor organization or group which was either certified or voluntarily recognized by any labor relations board, including, without limitation, the United States National Labor Relations Board ("NLRB") or certified or voluntarily recognized by any other Governmental Entity;

          (b) The Company and its Subsidiaries have not been and are not a signatory to a collective bargaining agreement with any trade union, labor organization or group;

          (c) No representation election petition or application for certification has been filed by employees of the Company or its Subsidiaries or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of the Company has occurred, is in progress or, to the Company's knowledge, is threatened;

          (d) Neither the Company nor its Subsidiaries have engaged in any unfair labor practice and there is no pending or, to the knowledge of the Company, threatened labor board proceeding of any kind against the Company or its Subsidiaries or any proceeding (involving claims of unfair representation of the Company's employees) against any trade union, labor union, employee organization or labor organization representing the Company's employees;

          (e) No grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement, has been threatened, filed or is pending against the Company or any of its Subsidiaries;

          (f) No labor dispute, walk out, strike, slowdown, hand billing, picketing, or work stoppage (sympathetic or otherwise) involving the employees of the Company or its Subsidiaries has occurred, is in progress or has been threatened;

          (g) No breach of contract and/or denial of fair representation claim has been filed or is pending or, to the knowledge of the Company, threatened against the Company, its Subsidiaries and/or to the knowledge of the Company, any trade union, labor union, employee organization or labor organization representing the employees of the Company or its Subsidiaries (in such union or organization's capacity as a representative of any such employee during the period that the employee was employed by the Company or one of its Subsidiaries) based on claims of the Company's past or present employees;

          (h) No claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record keeping violations has been filed or is pending or threatened under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other federal, state, local or foreign law, regulation or ordinance;

          (i) No discrimination and/or retaliation claim, complaint, charge or investigation has been filed or is pending or threatened against the Company or its Subsidiaries under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act ("ADA"), the Family and Medical Leave Act ("FMLA"), the Fair Labor Standards Act ("FLSA"), ERISA, 42 U.S.C. 1981 ("Section 1981") or any other federal law or comparable state fair employment practices act or foreign law;

          (j) If the Company and/or its Subsidiaries are a federal or state contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanction or debarment proceeding has been threatened or filed or is pending with the Office of Federal Contract Compliance Programs or any other federal agency or any comparable state or foreign agency or court and no desk audit or on-site review is in progress;

          (k) No citation by the Occupational Safety and Health Administration ("OSHA") is pending against the Company or its Subsidiaries and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving the Company or its Subsidiaries has been filed or is pending or threatened against the Company or its Subsidiaries under OSHA or any other applicable law relating to occupational safety and health, and Section 3.16(k) of the Company Disclosure Letter sets forth a true, correct and complete list of all citations, investigations and audits issued by OSHA involving the Company or any of its Subsidiaries, and, to the knowledge of the Company, all other violations of OSHA by the Company or any of its Subsidiaries, in each case occurring within three (3) years prior to the date of this Agreement;

          (l) No workers' compensation or retaliation claim, complaint, charge or investigation has been filed or is pending against the Company or its Subsidiaries;

          (m) No investigation or citation of the Company or its Subsidiaries is pending and no enforcement proceeding has been initiated or is pending or threatened under federal or foreign immigration law;

          (n) Neither the Company nor any Subsidiary has taken any action that would constitute a "mass layoff", "mass termination" or "plant closing" within the meaning of the United States Worker Adjustment and Retraining Notification Act ("WARN") or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law or failed to comply with those laws;

          (o) No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company or any Subsidiary and its respective employees has been filed or is pending or, to the Company's knowledge, threatened against the Company or its Subsidiaries under any applicable law;

          (p) The Company and its Subsidiaries have maintained and currently maintain adequate insurance as required by applicable law with respect to workers' compensation claims and unemployment benefits claims;

          (q) The Company and its Subsidiaries are in material compliance with all applicable laws, regulations and orders and all contracts or collective bargaining agreements governing or concerning labor relations, union and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupations safety and health, including, without limitation, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, ADEA, ADA, FMLA, WARN, the Occupational Safety and Health Act, the Davis-Bacon Act, the Walsh-Healy Act, the Service Contract Act, Executive Order 11246, FLSA, Section 1981 and the Rehabilitation Act of 1973 and all regulations under such acts (collectively, the "Labor Laws");

          (r) Neither the Company nor any Subsidiary is liable for any material liabilities, judgments, decrees, orders, arrearage of wages or taxes, fines or penalties for failure to comply with any of the Labor Laws, except where any such liability would not have a Company Material Adverse Effect;

          (s) The Company and its Subsidiaries have provided Parent with a copy of their policy for providing leaves of absence under the FMLA; and

          (t) The Company and its Subsidiaries have paid or accrued all current assessments under workers' compensation legislation, and neither the Company nor any Subsidiary has been subject to any special or penalty assessment under such legislation which has not been paid.

     SECTION 3.17. Environmental Compliance and Disclosure. Except as set forth in Section 3.17 of the Company Disclosure Letter:

          (a) Each of the Company and its Subsidiaries has filed all notices or other information that are required under all Environmental Laws (as hereinafter defined) applicable to the Company or any Subsidiary. Each of the Company and its Subsidiaries possesses, and is in material compliance with, all permits, licenses, consents, and any other governmental authorizations or approvals (hereinafter "Environmental Permits") required under Environmental Laws. The Company and each of its Subsidiaries is in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Environmental Permits or contained in any Environmental Laws, including, but not limited to, with respect to the use, storage, treatment, manufacture, generation, disposal and handling of Hazardous Materials (as hereinafter defined);

          (b) Neither the Company nor any Subsidiary has received notice of actual, pending or, to the knowledge of the Company, threatened Litigation, or any judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration or other procedure), including liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") or any other Environmental Laws, from any governmental agency or any third party and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for the assertion of any claim against the Company or any Subsidiary under any Environmental Laws including, without limitation, CERCLA and RCRA, with respect to any on-site or off-site location;

          (c) Except as set forth in Section 3.17 of the Company Disclosure Letter no Hazardous Materials have ever been, are being, or, to the knowledge of the Company, are threatened to be, spilled, released, discharged, disposed, placed or otherwise caused to become located in buildings or the soil, sub-surface strata, air, water or ground water under, or upon any plant, facility, site, area or property currently or previously owned or leased by the Company or any Subsidiary or on which the Company or any Subsidiary is conducting or has conducted its business or operations in material violation of Environmental Laws and as a result of the business or operations of the Company or any Subsidiary;

          (d) Neither the Company nor any Subsidiary has entered into or agreed to, nor does it contemplate entering into, any consent decree or order, and neither the Company nor any Subsidiary is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Laws;

          (e) Neither the Company nor any Subsidiary has been subject to any administrative or judicial proceeding pursuant to and, to the knowledge of the Company, has not been alleged to be in violation of, applicable Environmental Laws either now or any time during the past five (5) years;

          (f) Neither the Company nor any Subsidiary has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Laws and arising out of any act or omission of the Company or any Subsidiary, its employees, agents or representatives or, to the knowledge of the Company, arising out of the ownership, use, control or operation by the Company or any Subsidiary of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company or any Subsidiary) or any other area on which the Company or any Subsidiary is conducting or has conducted its business or operations from which any Hazardous Materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air) and there is no basis for any such notice and, to the knowledge of the Company, none are threatened or foreseen;

          (g) The Company has heretofore provided or made available to Parent true, correct and complete copies of all material files and, to the Company's knowledge, other material information in the possession of the Company and each Subsidiary relating to environmental matters. Neither the Company nor any Subsidiary has paid any fines, penalties or assessments within the last five (5) years with respect to environmental matters; and

          (h) None of the assets owned by the Company or any Subsidiary or any real property leased by the Company or any Subsidiary contain any underground storage tanks, any friable asbestos, dioxins, or lead paint in such quantities that would require removal or remediation or that would constitute a material violation of Environmental Laws, or any regulated polychlorinated biphenyls ("PCBs"), except for those PCBs contained in electrical transformers owned by a third party.

     As used in this Section 3.17, the term "Environmental Laws" means any and all laws (including without limitation statutes, regulations, and common law) of the United States, any state or political subdivision thereof, or any other nation or political subdivision, for the protection of the environment or human health and safety, including without limitation, judgments, awards, decrees, regulations, rules, standards, requirements, orders and permits issued by any court, administrative agency or commission or other Governmental Entity under such laws, and shall include without limitation CERCLA (42 USC sec.sec. 9601 et seq.), the Clean Air Act (42 USC sec.sec. 7401 et seq.), RCRA (42 USC sec.sec. 6901 et seq.), the Clean Water Act (33 USC sec.sec. 1251 et seq.), OSHA (29 U.S.C. sec.sec. 651 et seq.), the Toxic Substance Control Act (15 USC sec.sec. 2601 et seq.), and the Safe Drinking Water Act (42 USC sec.sec. 300f et seq.).

     As used in this Section 3.17, the term "Hazardous Materials" means any waste, pollutant, hazardous substance, toxic, radioactive, ignitable, reactive or corrosive substance, hazardous waste, special waste, controlled waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which is in any way governed by or subject to any Environmental Law, rule or regulation of any Governmental Entity.

     SECTION 3.18.  Intellectual Property.

          (a) Section 3.18(a) of the Company Disclosure Letter sets forth a true and complete list of: (i) all United States and foreign patents, trademark, service mark and copyright registrations and applications for any of the above, and material trademarks, trade names, service marks and copyrights owned by the Company and its Subsidiaries (the "Intellectual Property Rights") and (ii) all United States and foreign patents, trademarks, trade names, service marks and copyrights licensed to the Company or any of its Subsidiaries (the "Licensed Rights"). Except as set forth on Section 3.18(a) of the Company Disclosure Letter, neither the Company nor any Subsidiary has (i) any unpatented inventions which have been the subject of a patent application, (ii) any material copyrightable works of authorship which have not been the subject of a copyright registration or application therefor, including but not limited to software code, manuals and other text works, photographs, video recordings, and audio recordings, or (iii) any mask works. Prior to the date hereof, the Company has provided Parent with reasonable access to the Company's and its Subsidiaries' material trade secrets, proprietary information, databases and data. The Company represents and warrants that, except as expressly set forth in Section 3.18(a) of the Company Disclosure Letter, (i) the Intellectual Property

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

     Rights are free and clear of any liens, claims or encumbrances, are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any person or the obligation to grant rights to any person in exchange; (ii) the Licensed Rights are free and clear of any liens, claims, encumbrances, royalties or other obligations; and (iii) the Intellectual Property Rights and the Licensed Rights are all such material rights necessary to the conduct of the business of each of the Company and its Subsidiaries as presently conducted. Except as set forth in Section 3.18(a) of the Company Disclosure Letter, the validity of the Intellectual Property Rights and title thereto and the validity of the Licensed Rights, (i) have not been challenged in any prior Litigation; (ii) are not being challenged in any pending Litigation to which the Company or any Subsidiary is a party or is otherwise bound; and (iii) to the knowledge of the Company, are not the subject(s) of any threatened or proposed Litigation. The business of each of the Company and its Subsidiaries, as presently conducted, does not conflict with and, to the knowledge of the Company, has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. The consummation of the transactions contemplated hereby will not result in the loss or material impairment of any of the Intellectual Property Rights or the Company's or its Subsidiaries' right to use any of the Licensed Rights. To the Company's knowledge, there are no third parties using any of the Intellectual Property Rights material to the business of the Company or its Subsidiaries as presently conducted, except as expressly authorized by the Company.

          (b) Each of the Company or one or more of its Subsidiaries owns, or possesses sufficiently broad and valid rights to, each computer software program that is material to the conduct of the business of the Company and its Subsidiaries. There are no infringement suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary with respect to any software owned or licensed by the Company or any Subsidiary. Section 3.18(b) of the Company Disclosure Letter includes a complete and accurate list of all owned and licensed software used by the Company or any Subsidiary.

          (c) Each of the electronic data processing, communications, telecommunications, reservation systems disaster recovery services and other computer systems used in connection with the business of the Company and its Subsidiaries (collectively, the "Technology Systems") is functioning in all material respects as designed and, to the knowledge of the Company, is adequate in all material respects for its intended use and for the conduct of the business. Such Technology Systems shall continue to be available to service the business after the Closing. There are no material malfunctions or design failures with respect to any of the Technology Systems. Except as set forth in Section 3.18(c) of the Company Disclosure Letter, all of the Technology Systems have written support agreements in place that are adequate to support and maintain the Technology Systems. True, correct and complete copies of all such agreements have been made available to Parent.

     SECTION 3.19. Brokers. Except pursuant to the Independent Advisor Engagement Letter (as hereinafter defined), a copy of which has been provided to Parent solely for informational purposes, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Other than the Independent Advisor Engagement Letter, there are no agreements between the Company and the Independent Advisor pursuant to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement.

     SECTION 3.20. Insurance Policies. The Company has delivered to Parent prior to the date hereof a correct and complete list of all insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay all or part of the premiums, including, without limitation, all casualty, liability, and other real estate-related insurance, all of which is listed on Section 3.20 of the Company Disclosure Letter, together with all deductibles relating thereto. Except as disclosed in Section 3.20 of the Company Disclosure Letter, all premiums for such policies and other amounts due in connection therewith have been paid in full. Complete and correct copies of all premium notices and all renewal notices for such policies received by the Company or any Subsidiary since January 1, 2001 have been delivered to Parent. All policies are issued by reputable and financially sound insurers and provide adequate coverage for the business of the Company in accordance with customary and sound practice for hotel product of the class maintained by the Company in its respective jurisdiction. Neither the Company nor any Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Company and the Subsidiaries is in compliance in all material respects with all conditions contained therein. Except as set forth in Section 3.20 of the Company Disclosure Letter, there are no pending claims against such insurance policies by the Company or any Subsidiary as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary.

     SECTION 3.21.  Notes and Accounts Receivable.

     (a) Except as disclosed in Section 3.21(a) of the Company Disclosure Letter, there are no notes receivable of the Company or any Subsidiary owing by any director, officer, shareholder, Franchisee or employee of the Company or any Subsidiary.

     (b) Except as disclosed in Section 3.21(b) of the Company Disclosure Letter, all accounts and notes receivable of the Company and any Subsidiary are current or covered by adequate reserves for uncollectibility, and there are no material disputes regarding the collectibility of any such accounts receivable.

     (c) Except as described on Section 3.21(c) of the Company Disclosure Letter, no accounts or notes receivable or any interest of the Company or any Subsidiary therein is subject to any outstanding agreements of sale, options or other rights of third parties to acquire any interest therein, nor have any of the same been collaterally assigned, pledged, liened, hypothecated, encumbered, or transferred as security or otherwise.

     SECTION 3.22. Transactions with Affiliates.  Except as set forth in Section
3.22 of the Company Disclosure Letter (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries), no director, officer or other "affiliate" or "associate" (as such terms are hereinafter defined) of the Company or any Subsidiary or any entity in which, to the knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such person) has any interest in:
(i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary.

     SECTION 3.23. No Existing Discussions. As of the date hereof, neither the Company, any Subsidiary, their respective affiliates, nor any of their respective advisors, is engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an Acquisition Proposal (as hereinafter defined).

     SECTION 3.24. Franchising Matters.

     (a) Disclosure Documents. The Company's and/or any Subsidiaries' (for purposes of this Section 3.24, collectively referred to as the "Franchisor") past and present franchise disclosure documents and/or franchise offering circulars (collectively "FOCs") utilized for any area franchises, individual franchises, any other type of franchise the Franchisor offers, and/or, if applicable, any licenses (for purposes of this Section 3.24, the franchises or licenses thereunder are collectively referred to as "Franchises" and the franchisees party to such Franchises are collectively referred to as "Franchisees") in effect as of the date hereof: (i) materially comply and have materially complied with all applicable United

States Federal Trade Commission ("FTC") franchise disclosure regulations, any other applicable foreign or federal laws and regulations, and state franchise and business opportunity sales laws and regulations; (ii) include and accurately state all material information (including but not limited to the discussion of litigation matters) set forth in them; (iii) do not omit any information that would render the statements therein materially misleading; (iv) accurately state the Franchisor's position as to whether it provides to prospective area or individual franchisees "earnings claims" information (as that term is defined in the FTC's franchise disclosure regulations and the North American Securities Administrators Association's current Uniform Franchise Offering Circular Guidelines); (v) have been timely revised to reflect any material changes or developments in the Franchisor's franchise system, agreements, operations, financial condition, litigation matters, or other matters requiring disclosure under any applicable foreign, federal, or state law; and (vi) include all material documents (including but not limited to audited financial statements for the Franchisor) required by any applicable foreign, federal, or state law to be provided to prospective franchisees.

     (b) Franchise and License Agreements. The Franchisor's past and present agreements with its Franchisees: (i) materially comply with applicable foreign, federal, or state laws and regulations; (ii) do not include provisions that would prevent or otherwise impair the Franchisor's ability to undergo a change in ownership or control; (iii) do not obligate the Franchisor to buy back or otherwise acquire the stock, assets, or contractual rights of Franchisees; (iv) do not impose on the Franchisor an obligation to guarantee the lease obligations, third party financing obligations, or other material obligations to third parties of the Franchisees; and (v) impose on Franchisees an obligation to comply with all applicable federal, state, and local laws and regulations. Franchisor's current form franchise agreements are attached to its 2001 Uniform FOC's. Except as set forth in Section 3.24(b) of the Company Disclosure Letter, Franchisor has made no material commitments (whether oral or written) to Franchisees not specifically stated in the agreements listed in Section 3.13 of the Company Disclosure Letter.

     (c) Registration and Disclosure Compliance. Except as set forth in Section 3.24(c) of the Company Disclosure Letter, all of the currently effective Franchises of the Franchisor have been sold in material compliance with applicable foreign, federal, state, and/or local franchise disclosure and registration requirements. As a result, except as set forth in Section 3.24(c) of the Company Disclosure Letter, as to each current franchisee, sale, and to the extent required by applicable law:

          (i) each prospective franchisee was provided with any required FOC in accordance with applicable law;

          (ii) to the Company's knowledge, at least five (5) business days before execution of any franchise agreements with the Franchisor governed by U.S. law, each prospective franchisee was provided with a completed execution copy of the Franchisor's area franchise agreement, individual franchise agreement, or, if applicable, license agreement, respectively, together with any related documents (e.g., spousal consent form, phone transfer agreement, software license, security agreement, equipment lease, national account agreement) with all pertinent specific information for such prospective franchisee set forth in those agreements and documents;

          (iii) each FOC provided to a prospective franchisee complied in all material respects at the time of the delivery of such FOC with applicable foreign, federal, state, and/or local laws regarding such franchise offering circulars;

          (iv) each of the Franchisor's required FOCs were either properly registered with appropriate franchise regulatory authorities, covered by a proper notice filing with appropriate franchise regulatory authorities, or qualified for an exemption from such registration or notice filing requirements;

          (v) each of the Franchisor's offerings were, where applicable, either properly registered with appropriate business opportunity sales authorities or qualified for an exemption from such registration requirements;

          (vi) the Franchisor obtained signed acknowledgments of receipt for the delivery of each FOC to prospective area franchisees, individual franchisees, and, if applicable, licensees;

          (vii) to the extent that the Franchisor may have experienced lapses in one or more jurisdictions for its registrations for area franchise offerings, individual franchise offerings, and/or, if applicable, license offerings, the Franchisor did not offer or sell during the period of any such lapses any such area franchises, individual franchises, or, if applicable, licenses (A) in those jurisdictions, (B) to be operated outside those jurisdictions by residents of those jurisdictions, or (C) the sale of which might otherwise have triggered the application of the franchise registration laws of those jurisdictions during the periods of any such lapse;

          (viii) to the extent required by foreign, federal, state, and/or local law, the Franchisor has substantially complied with all applicable franchise advertising, and franchise sales broker filing requirements;

          (ix) neither the Franchisor nor, to the knowledge of the Company, after reasonable inquiry, any area franchisor or any of their employees, sales agents, or sales brokers for area franchises, individual franchises, or, if applicable, licenses, have provided information to prospective Franchisees that materially differs from the information contained in the FOCs provided to such prospects (including but not limited to "earnings claim" information);

          (x) the Franchisor has substantially complied with the requirements of appropriate franchise regulatory authorities by filing amendments to its FOCs to reflect any material changes or developments in the Franchisor's franchise system, agreements, operations, financial condition, litigation or other matters requiring disclosure; and

          (xi) where required the Franchisor materially complied with foreign, federal, state, and/or local laws requiring registration, disclosure, and/or other compliance activities associated with any "material modifications" made to the Franchisor's then current area franchises, individual franchises, or, if applicable, licenses.

     (d) Franchise and Related Litigation. The Franchisor's 2001 FOCs are the most recent form of FOCs. The Franchisor has not received notice of any threatened administrative, criminal and/or civil action against it and/or any persons disclosed in Item II of the Franchisor's most recent applicable FOCs for its area franchise agreement and individual franchise agreement where such threatened administrative, criminal and/or material civil action alleges a violation of a foreign and/or United States franchise, antitrust law, or securities law, fraud, unfair or deceptive practices, or comparable allegations as well as actions other than ordinary routine litigation incidental to the Franchisor's business which are significant in the context of the number of the Franchisor's franchisees and the size, nature, or financial condition of the franchise system or its business operations.

     (e) Advertising Fund. Except as set forth in Section 3.24(e) of the Company Disclosure Letter, the Franchisor is not aware of any material allegations that any of the expenditures from the Advertising Funds (as hereinafter defined) have been unauthorized, paid to the Franchisor for anything other than expressly permitted by the contractual provisions associated with the Advertising Fund, or was otherwise improper. Franchisor has maintained and administered any collective advertising funds comprised of money paid by Franchisees ("Advertising Funds") in compliance with all applicable state, national, and international laws. The only covenants or agreements governing the Advertising Funds are contained in the franchise agreements.

     (f) Franchise Terminations. Since 1991, to the knowledge of the Company, after reasonable inquiry, the Franchisor's termination of or effort to terminate or refusal to renew any Franchisee has materially complied with applicable foreign, federal, state, and/or local franchise termination laws and regulations, including, without limitation, but not limited to, having provided any such Franchisee involved in such a nonrenewal or termination any statutorily required notice and opportunity to cure. Since 1991, the Franchisor has complied with all other applicable foreign, federal or state laws and/or regulations relating to ongoing franchise relationships, the termination of such relationships, and/or the non-renewal of such relationships.

     (g) Defaults. Except as set forth in Section 3.24(g) of the Company Disclosure Letter, the Franchisor is not in default on any area franchise agreement, individual franchise agreement or license agreement with any current Franchisee, and a true, correct and complete list of all such agreements with Company affiliates is set forth in Section 3.24(g) of the Company Disclosure Letter, none of which have been collaterally assigned, pledged, liened, hypothecated, encumbered, or transferred as security or otherwise, and all of the same are in full force and effect. Except as set forth in Section 3.24(g) of the Company Disclosure Letter, no current franchisee, is in default of any area franchise agreements, individual franchise agreements or licenses and neither the Franchisor nor any current franchisee has purported to terminate any of the foregoing. Except as set forth in Section 3.24(g) of the Company Disclosure Letter, there have been no fees received by Franchisor pursuant to an area franchising agreement, franchise agreement, or license (if applicable) that are, or will be after the consummation of this transaction, subject to a claim of refund.

     Section 3.25.  Major Suppliers, Customers and Franchisees.

     (a) Section 3.25(a) of the Company Disclosure Letter sets forth a list of each supplier of goods or services to Company and the Subsidiaries to whom the Company and the Subsidiaries paid in the aggregate more than $50,000 during the 12-month period ended December 31, 2001 (each a "Major Supplier" and, collectively, "Major Suppliers"), together with in each case the amount paid during such period. Except as set forth in Section 3.25(a) of the Company Disclosure Letter, neither the Company nor any Subsidiary is engaged in any material dispute with any Major Supplier and, to the knowledge of the Company, no Major Supplier intends to terminate, limit or reduce its business relations with the Company or any Subsidiary. Except as set forth in Section 3.25(a) of the Company Disclosure Letter, the Company has no reason to believe that the consummation of the transactions contemplated hereunder will have any material adverse effect on the business relationship of the Company or any Subsidiary with any Major Supplier. Except as set forth in Section 3.25(a) of the Company Disclosure Letter, none of the officers or directors of the Company or any Subsidiary, or any "affiliate" or "associate" of any officer or director of the Company or any Subsidiary, or any company or other organization in which any officer or director of the Company or any Subsidiary or any "affiliate" or "associate" of any officer or director of the Company or any Subsidiary has a direct or indirect or indirect financial interest, has any financial interest in any Major Supplier of the Company or any Subsidiary (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons).

     (b) Section 3.25(b) of the Company Disclosure Letter sets forth a list of each corporate customer which accounted for net revenue to the Company and the Subsidiaries in the aggregate of more than $50,000 during the 12-month period ended November 30, 2001 or December 31, 2001 (as reflected in Section 3.25(b) of the Company Disclosure Letter) (each a "Major Customer" and, collectively, "Major Customers") together with, in each case, the amount of net revenue produced during such period. Except as set forth in Section 3.25(b) of the Company Disclosure Letter, neither the Company nor any Subsidiary is engaged in any material dispute with any Major Customer and, to the knowledge of the Company, no Major Customer intends to terminate, limit or reduce its business relations with the Company or any Subsidiary. Except as set forth in Section 3.25(b) of the Company Disclosure Letter, the Company has no reason to believe that the consummation of the transactions contemplated hereunder will have any material adverse effect on the business relationship of the Company or any Subsidiary with any Major Customer. Except as set forth in Section 3.25(b) of the Company Disclosure Letter, none of the officers or directors of the Company or any Subsidiary, or any "affiliate" or "associate" of any officer or director of the Company or any Subsidiary, or any company or other organization in which any officer or director of the Company or any Subsidiary or any "affiliate" or "associate" of any officer or director of the Company or any Subsidiary has a direct or indirect financial interest, has any financial interest in any Major Customer of the Company or any Subsidiary (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons).

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

     (c) Section 3.25(c) of the Company Disclosure Letter sets forth a correct and complete list of the Company's and each Subsidiaries' franchisees, and a correct and complete list of the applicable renewal or termination date under the applicable franchise agreement for each such franchisee. Except as set forth in Section 3.25(c) of the Company Disclosure Letter, no Franchisee of the Company or any of its Subsidiaries during the current calendar year has notified the Company or any Subsidiary that it will alter its relationship with the Company or its Subsidiaries, or notified the Company or any Subsidiary that it has filed or intends to file suit in connection with such relationship, or notified the Company or any Subsidiary of any other dispute that such franchisee has with respect to such relationship.

     SECTION 3.26.  Hotel Matters.

     (a) The Company has, except as set forth in Section 3.26(a) of the Company Disclosure Letter, timely and correctly accounted for any and all customer deposits and any and all guest related charge backs in all material respects, pursuant to the laws of the applicable jurisdiction.

     (b) Section 3.26(b) of the Company Disclosure Letter sets forth a correct and complete listing of any advance reservations for guest rooms in the Company Properties as of the dates specified therein (collectively, "Advance Reservation Information").

     SECTION 3.27. Disclosure. No representation or warranty made by the Company in this Agreement or in the Company Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in the circumstances in which they were made, not misleading. The information and disclosures contained in each section of the Company Disclosure Letter shall be deemed to be a part of, and qualify, the particular representation or warranty to which such section expressly relates.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF HOLDING, PARENT AND SUB

     Each of Holding, Parent and Sub jointly and severally represents and warrants to the Company as follows:

     SECTION 4.1. Organization and Standing. Such person (a) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be in good standing or so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on Holding, Parent or Sub, as applicable.

     SECTION 4.2. Authority for Agreement. Such person has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by such person of this Agreement, and the consummation by each such person of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate or other action and no other corporate or other proceedings on the part of such person are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the GBCC). This Agreement has been duly executed and delivered by such person and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each such person, enforceable against such person in accordance with its terms.

     SECTION 4.3. No Conflict. The execution and delivery of this Agreement by such person do not, and the performance of this Agreement by such person and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws or other organizational documents (as applicable) of such person, (ii) conflict with or violate any Law applicable to such person or by which any property or asset of such person is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any material payment obligation (other than pursuant hereto) or result in the creation of a lien or other encumbrance on any property or asset of such person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such person is a party or by which such person or any property or asset of either of them is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by such person of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 4.4. Required Filings and Consents. The execution and delivery of this Agreement by each of Holding, Parent and Sub do not, and the performance of this Agreement by such person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and filing and recordation of appropriate merger documents as required by the GBCC, (ii) for filings contemplated by Section 3.14, and (iii) where failure to obtain any such consents, approvals, authorizations or permits, or to make any such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such person of any of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 4.5. Information Supplied. None of the information supplied or to be supplied by such person for inclusion or incorporation by reference in the Proxy Statement will, at the date such document is first published, sent or delivered to Company Shareholders or, unless promptly corrected, at any time during the pendency of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by such person with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the foregoing document.

     SECTION 4.6. Brokers. Except for Arthur Andersen LLP, whose fees and expenses are the sole responsibility of Holding, Parent and Sub, no broker, finder, investment banker or other person is entitled to any brokerage, financial advisor's, finder's or other similar fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holding, Parent or Sub.

     SECTION 4.7. Financing. Either Holding, Parent or Sub has available and has reserved, or has received written commitments from third-party lenders to obtain, subject to the terms and conditions contained therein (the "Financing Commitments"), together with cash to be acquired from the Company in connection with the Merger, all of the funds necessary to consummate the Merger, including, the payment in full of the Cash Merger Consideration and the Total Cash Option Consideration in accordance with the terms of Article I, hereof and to pay all of its fees and expenses related to the transactions contemplated by this Agreement. Such Financing Commitments have not been amended, except for such amendments in writing that have previously been provided to the Company, or rescinded, and remain in full force and effect as of the date hereof. None of such persons is aware of any facts or circumstances that create a reasonable basis for any such persons to believe it will not be able to obtain financing in accordance with the Financing Commitments.

     SECTION 4.8. No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the Merger and the transactions contemplated hereby, Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

     SECTION 4.9. Disclosure. No representation or warranty made by such person in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

     SECTION 4.10. Litigation. There is no Litigation pending or, to the knowledge of such party, threatened against such party before or by any Governmental Entity that questions the validity of this Agreement, or any action to be taken by such person in connection with the consummation of the Merger, or would otherwise prevent or delay the consummation of the Merger.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1.  Conduct of the Business Pending the Merger.

     (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, without Parent's prior written consent (which consent or denial shall not be unreasonably delayed) and except as otherwise contemplated or authorized by this Agreement, (i) the business of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice; (ii) the Company and its Subsidiaries shall use commercially reasonable efforts to preserve intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or its Subsidiaries has material business relations; (iii) the Company and its Subsidiaries will comply in all material respects with all applicable Laws and regulations wherever its business is conducted, including, without limitation, the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act; (iv) the Company will not take any action or fail to take any action, the taking of which or the failure of which to take would have, either individually or in the aggregate, a material adverse impact on the assets or financial condition of the Company as reflected on the balance sheet of the Company as of September 30, 2001 (disregarding, for purposes of this Section 5.1(a)(iv), any such adverse impact resulting from seasonal trends or changes in the economy or the hotel industry generally and any other adverse effect that would be disregarded for purposes of determining whether a Company Material Adverse Effect has occurred pursuant to the definition thereof set forth in Section 8.11(b) hereof); (v) the Company will continue to operate its properties (including by expending money for repairs, maintenance and replacements) in a manner consistent with the operating and capital budgets of the Company for 2002, complete and accurate copies of which are included in Section 5.1(a) of the Company Disclosure Letter; and (vi) the Company will continue to make adequate reserves on its balance sheet for Tax liabilities that accrue through the Closing Date consistent with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

     (b) The Company covenants and agrees that between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for purposes of effectuating the Divestiture (as hereinafter defined), and dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company (including, without limitation, any direct or indirect distributions of or in respect of amounts received in connection with any sale, transfer or other disposition of any of the Unacquired Assets);

(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase or otherwise acquire any shares of its capital stock; (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding as of the date of this Agreement; (v) amend the Company Rights Plan except as necessary to comply with the provisions of this Agreement; (vi) modify or adjust any Company Options or other options to acquire shares of Company Common Stock except as necessary to comply with the provisions of this Agreement; or (vii) subject to Sections 5.5 and 5.9 hereof, take any action that would, or could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

     (c) Except as expressly contemplated or authorized by this Agreement or as set forth on Section 5.1(c) of the Company Disclosure Letter, the Company covenants and agrees that between the date of this Agreement and the Effective Time, without the prior written consent of Parent (which consent or denial shall not be unreasonably delayed), the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) amend its articles of incorporation or bylaws or other equivalent organizational documents; (ii) create, assume or incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than indebtedness owing to, or guaranties of indebtedness owing to, the Company; (iii) make any loans or advances to any other person other than loans or advances between any Subsidiaries of the Company or between the Company and any of its Subsidiaries; (iv) sell, transfer, assign, mortgage, pledge, lease or otherwise dispose of any of its assets or properties, or permit any of its property, business or assets to be subject to any mortgage, lien, security interest, deed to secure debt, deed of trust or other encumbrance, restriction or charge of any kind, or enter into, amend, or cancel any agreement, contract, commitment or arrangement for any of the foregoing, or cause or allow any of the foregoing to occur; (v) merge or consolidate with any other entity in any transaction, or sell any business or assets in a single transaction or series of transactions; (vi) change its accounting policies except as required by GAAP or applicable Law; (vii) amend or terminate any existing employment, severance, consulting, or other compensation agreement or arrangement or enter into any new employment, severance, consulting or other compensation agreement or arrangement or increase in any manner the base compensation of, or enter into any new bonus or incentive agreement with any directors or officers of the Company; (viii) amend or terminate any existing employment, severance, consulting, or other compensation agreement or arrangement (other than documented terminations for cause in material compliance with applicable laws) or enter into any new employment, severance, consulting or other compensation agreement or arrangement (other than any at-will employment arrangement to fill an employment vacancy for the same general compensation and benefits as the predecessor employee) or increase in any manner the base compensation of, or enter into any new bonus or incentive agreement with any non-officer employees or consultants; (ix) adopt, amend or terminate any Company Benefit Plan or increase the benefits provided under any Company Benefit Plan or make any promise or commitment to undertake any of the forgoing in the future, except as required by applicable Law; (x) amend any existing collective bargaining agreement or enter into a new collective bargaining agreement; (xi) amend or cancel or agree to the amendment or cancellation of any Material Contract (other than agreements with customers in the ordinary course of business); (xii) renew any Material Contract (other than agreements with customers in the ordinary course of business), or enter into any new contract, agreement or commitment, that, in each case, is not terminable by the Company upon 30 days notice (or less) without a fee or other penalty to the Company (including, without limitation any contract, commitment or agreement to acquire additional Technology Systems); provided, however, that this clause (xii) shall not prohibit the Company from entering into any new franchise agreement with any new or existing Franchisees substantially in the form of the agreements attached to the Company's 2001 FOCs; (xiii) pay, loan or advance (other than the payment of compensation, directors' fees or reimbursement of expenses in the ordinary course of business) any amount to, or market, sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors;
(xiv) except to the extent contemplated by the transactions described in Section 5.16, form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof; (xv) file any Tax Returns or make any tax election (in each case other than in the ordinary course of business consistent with past practice) or settle or compromise any tax liability involving amounts in excess of $50,000 in the aggregate; (xvi) pay, discharge, settle or satisfy any claims, litigation, or any lien, in each case, involving amounts in excess of $50,000 in the aggregate; provided that the Company shall remedy and satisfy (i.e., not bond over) prior to Closing, in a fashion approved by the Parent in the Parent's reasonable discretion, all Company Cure Items (without regard to the dollar limitations set forth in this clause (xvii)), including all "standard exceptions" and mechanic's, materialmen's and similar liens, so as to cause none of the title policies delivered at Closing to have any exceptions for any Company Cure Items); (xviii) pay, discharge or satisfy any liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), charge or encumbrance, in each case, involving amounts paid to a single recipient in excess of $50,000 individually, and $150,000 in the aggregate; (xix) acquire any real property or Personal Property, other than acquisitions of Personal Property that are in the ordinary course of business and consistent with past practice; (xx) fail to timely and correctly account for any and all customer deposits and any and all guest related charge backs; and
(xxi) commit or agree to take any of the actions described in this Section 5.1(c); provided, however, that Parent's prior written consent may not be unreasonably withheld in connection with the covenants set forth in Sections 5.1(c)(viii), 5.1(c)(xi) or 5.1(c)(xii) hereof. Further, Parent acknowledges that its consent rights under Sections 5.1(a) and 5.1(c) are subject to the implied duty of good faith, as applicable to contracts governed by Georgia law. Notwithstanding anything in this Agreement to the contrary, Holding, Parent and Sub agree that the Company may incur and pay reasonable fees, costs and expenses in connection with consummation of the transactions contemplated by this Agreement, and may maintain, administer and make expenditures from the Advertising Funds.

     (d) As soon as is reasonably practicable after the date hereof, the Company shall deliver to its (i) executive officers, (ii) regional managers, (iii) district managers and (iv) property level managers an explanation of the operational limitations imposed by the provisions contained herein substantially in the form of Exhibit 5.1(d).

     SECTION 5.2.  Access to Information; Confidentiality.

     (a) To the extent permitted by applicable Law, from the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "Representatives") of the Company to, afford the Representatives of Holding, Parent and Sub reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and its Subsidiaries, and shall furnish Holding, Parent and Sub with all financial, operating and other data and information as Holding, Parent or Sub, through its Representatives, may reasonably request. Nothing in this Section 5.2 shall require the Company to provide access to or disclose information where such access or disclosure would
(i) result in the loss of any attorney-client privilege or (ii) be prohibited by any confidentiality or non-disclosure agreement binding on the Company or any Subsidiary. The parties hereto shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of clause (i) of the preceding sentence apply. The Company shall furnish to Holding, Parent and Sub monthly financial and operating data and information of the Company and all Subsidiaries normally prepared by the Company as promptly as possible, but in no event later than twenty-five (25) days following the end of each calendar month. Holding and the Company will remain subject to the terms of a confidentiality agreement between Holding and the Company dated October 2, 2000 (the "Confidentiality Agreement"), and by executing this Agreement, Parent and Sub shall become a party to the Confidentiality Agreement and agree to be bound by the terms thereof to the extent Holding is so bound.

     (b) Without limiting the generality of the foregoing, the Company agrees and acknowledges that, from and after the date hereof and until the earlier of the Effective Time or the termination of this Agreement, Parent shall be permitted, except to the extent it would expressly violate applicable Law, to have a representative present at the Company or any Subsidiary for purposes of assuring compliance with the terms of this Agreement. The Company shall have the right to have one or more representatives present at all times of any inspections, interviews and communications conducted by Parent or its representatives pursuant to this Section 5.2. Any investigations, inspections, interviews and communications pursuant to this Section 5.2 shall be reasonably related to the transactions contemplated hereby and conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

     (c) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 5.3. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or nonoccurrence, of any event which would be reasonably likely to cause any representation or warranty made by it contained in this Agreement to be materially untrue or inaccurate (without giving effect to any qualifier with respect to materiality (including "Company Material Adverse Effect") contained therein) and (ii) any failure by such party (or Holding or Sub, in the case of Parent) in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or which is necessary to correct any information in the Company Disclosure Letter which has been rendered inaccurate thereby, then the Company shall, for informational purposes only, promptly supplement, or amend, and deliver to Parent the Company Disclosure Letter which it has delivered pursuant to this Agreement.

     SECTION 5.4.  Reasonable Efforts; Further Assurances.

     (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement including, without limitation, using all commercially reasonable efforts to obtain all licenses, permits, approvals, consents, authorizations, qualifications and orders of each Governmental Entity and any other third parties that are necessary, proper or advisable to consummate the Merger and the transactions contemplated hereby (each a "Required Approval") and to cause the conditions to Closing set forth in Article VI to be satisfied.

     (b) Each of the parties hereto shall, in connection with the efforts referenced in Section 5.4(a) to obtain all Required Approvals, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submissions and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) promptly inform the other party of the timing and content of any communications with the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as hereinafter defined), or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the transactions contemplated hereby, each of the parties hereto shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other action or order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding any provision of this Agreement to the contrary, neither Parent nor the Surviving Corporation shall be required under the terms of this Agreement to dispose of or hold separate all or any portion of the businesses or assets of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries in order to remedy or otherwise address the concerns (whether or not formally expressed) of any Governmental Entity under any antitrust statute or regulation. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended, and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate mergers, acquisitions or other business combinations.

     (d) At and after the Effective Time, the officers and directors of the Surviving Corporation and Parent will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company, reasonably necessary to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     (e) In connection with, and without limiting the foregoing, the Company shall (i) use commercially reasonable efforts to ensure that no state anti-takeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transactions contemplated by this Agreement or the Voting Agreement and (ii) if any state anti-takeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Voting Agreement, the Merger or any other transaction contemplated by this Agreement or the Voting Agreement, use its commercially reasonable efforts to ensure that this Agreement, the Voting Agreement, the Merger and any other transactions contemplated by this Agreement or the Voting Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and the Voting Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Voting Agreement.

     (f) Without limiting the generality of the foregoing, the Company agrees to use commercially reasonable efforts and to cooperate with Holding, Parent and Sub for purposes of (i) obtaining all consents and/or notifications required in connection with the transactions contemplated by this Agreement and continuation of the Secured Debt, on terms no less favorable than the terms currently applicable to the Company; (ii) obtaining an estoppel certificate substantially in the form of Exhibit 5.4(f)(ii) hereto (the "Lender Estoppel") from all lenders of Secured Debt (the "Secured Lenders"); (iii) obtaining consents and/or notifications necessary to re-brand any Suburban branded assets as Intown Suites branded assets; and (iv) providing for the termination and/or transfer of any or all of the third party management agreements listed in Section 5.4(f) of the Company Disclosure Letter, in each case upon or following the consummation of the Merger. In addition, the Company acknowledges and agrees that Parent intends to finance some or all of the Cash Merger Stock Consideration and the Total Cash Option Consideration from one or more financing sources pursuant to the Financing Commitments. Toward that end, the Company agrees to cooperate in good faith and use commercially reasonable efforts to assist the Parent in obtaining such financing.

     (g) Without limiting the generality of the foregoing, the parties agree to cooperate in good faith and use their commercially reasonable efforts to ensure that each of Chicago Title Insurance Company and

LandAmerica Financial Group, Inc. (the "Title Companies") is prepared at the Closing to issue with respect to the Company Properties a title insurance policy (ALTA Owner's Title Insurance Policy -- Form B), and a corresponding lender's title insurance policy, and all endorsements attached to the Title Documents in accordance with each of the Title Documents subject only to the Permitted Exceptions (upon receipt of its required title insurance premium and performance of any actions necessary to be performed by Parent or the Company or the Subsidiaries under or in connection with such Title Documents, execution and delivery to the Title Companies of standard seller title affidavits and such other usual and customary obligations such as delivery of organizational documents, authorizing resolutions and consents, and evidence of good standing).

     SECTION 5.5.  Board Recommendations.

     (a) In connection with the Merger and Shareholders' Meeting, the Board of Directors of the Company shall (i) subject to Section 5.5(b), recommend to the Shareholders that they vote in favor of the Merger and use all commercially reasonable efforts to obtain the necessary approvals by the Company Shareholders of this Agreement and (ii) otherwise comply with all legal requirements applicable to such meeting.

     (b) Neither the Board of Directors of the Company, nor any committee thereof, shall, except as expressly permitted by this Section 5.5(b) (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation of the Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal (as hereinafter defined) from a third party (an "Alternative Transaction"), or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, if, prior to the approval of this Agreement by the Company Shareholders, the Board of Directors of the Company determines in good faith, after it has received a Superior Proposal (as hereinafter defined) in compliance with Section 5.9 and after taking into consideration advice from outside counsel with respect to its fiduciary duties to Company Shareholders under applicable Georgia law, that such action is required for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Shareholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentences) inform Company Shareholders and publicly announce that it no longer believes that the Merger is advisable and no longer recommends approval (a "Subsequent Determination") and enter into an Acquisition Agreement with respect to a Superior Proposal and approve or recommend such Superior Proposal, but only at a time that is after the third business day (or the second business day in the case of a material amendment to a Superior Proposal) following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing), identify the person making such Superior Proposal and state that the Board of Directors of the Company intends to make a Subsequent Determination. During such three (3) business day period, the Company shall provide an opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Board of Directors to proceed with its recommendation to its shareholders without a Subsequent Determination. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Alternative Transaction which the Board of Directors of the Company determines in its good faith judgment (after receiving the advice of an independent financial advisor) to be more favorable to the Company Shareholders than the Merger from a financial point of view taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of the Company (after receiving the advice of an independent financial advisor), the third party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Parent in response to such Alternative Transaction prior to the date of such determination).

     (c) Nothing contained in this Section 5.5 or any other provision hereof shall prohibit the Company or any member of the Board of Directors of the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act with respect to a tender or exchange offer by a third party, or (ii) from making any disclosure to the Company Shareholders if, in the good faith judgment of the Board of Directors of the Company, or such member, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable Law; provided, however, neither the Company, its Board of Directors or any committee of the Board of Directors, shall, except as specifically permitted by Section 5.5(b), withdraw, qualify, or modify, or propose to withdraw, qualify or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose to approve or recommend an Alternative Transaction. Subject to the first sentence of this Section 5.5(c), the taking and disclosure of a position contemplated by Rule 14e-2(a)(2) and (3) promulgated under the Exchange Act shall not constitute a withdrawal, qualification or modification of the Company's position with respect to the Merger or this Agreement.

     SECTION 5.6. Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder Litigation against the Company and its directors relating to the transactions contemplated by this Agreement or the Merger; provided, however, that no such settlement shall be agreed to without Parent's consent which consent will not be unreasonably withheld.

     SECTION 5.7.  Indemnification.

     (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of each present and former director and officer of the Company or its Subsidiaries (the "Indemnified Parties") as provided in the Company Articles of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Parent, shall survive the Merger and Parent shall (i) cause the Surviving Corporation to continue in full force and effect for a period of at least six (6) years from the Effective Time and (ii) perform, or cause the Surviving Corporation to perform, in a timely manner, the Surviving Corporation's obligations with respect thereto. Parent and Sub agree that any claims for indemnification hereunder as to which they have received written notice prior to the sixth anniversary of the Effective Time shall survive, whether or not such claims shall have been finally adjudicated or settled.

     (b) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for six (6) years from the Effective Time, if available, the current directors' and officers' liability insurance policies ("D&O Insurance") for the benefit of those persons covered by such policies (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.7(b) more than an amount per year equal to two hundred percent (200%) of current annual premiums paid by the Company for such insurance (such amount, the "Maximum Premium"). In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than two hundred percent (200%) of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to two hundred percent (200%) of current annual premiums. If the Surviving Corporation elects to reduce the amount of insurance coverage pursuant to the preceding sentence, it will furnish to the officers and directors currently covered by such D&O coverage reasonable notice of such reduction in coverage and shall, to the extent additional coverage is available, afford such persons the opportunity to pay such additional premiums as may be necessary to maintain the existing level of D&O Insurance Coverage.

     (c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.7.

     (d) The obligations set forth in this Section 5.7 shall be joint and several obligations of Parent and the Surviving Corporation, and each of the Company's current and former officers and directors who may be Indemnified Parties or covered by the D&O Insurance shall be intended third party beneficiaries thereof and shall be entitled to enforce such obligations directly against Parent or the Surviving Corporation, as the case may be.

     SECTION 5.8. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange or trading system to which Parent or the Company is a party. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be as set forth in Exhibit
5.8 to this Agreement.

     SECTION 5.9. Acquisition Proposals. The Company shall not, nor shall it authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate any inquiries with respect to, or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal prior to the approval of this Agreement by the Company Shareholders if, and to the extent that, (A) the Board of Directors of the Company, after taking into consideration advice of independent outside legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Shareholders under applicable Georgia law, (B) prior to taking such action, the Company receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and (C) the Board of Directors of the Company concludes in good faith (after receiving the advice of an independent financial advisor), that the Acquisition Proposal is a Superior Proposal. The Company shall provide immediate oral and written notice to Parent of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Acquisition Proposal or inquiry and (d) the Company's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. The Company shall continue to keep Parent informed of the status and details of any such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company or any Subsidiary, or any purchase or other acquisition of all or any portion of the assets of the Company or any Subsidiary or any equity interest in the Company (other than in the ordinary course of business consistent with past practice).

     SECTION 5.10.  Company Shareholders' Meeting.

     (a) The Company shall cause the Shareholders' Meeting to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Company shall take all action necessary in accordance with applicable Law and the Company Articles of Incorporation and Company Bylaws to duly call, give notice of, and convene the Shareholders' Meeting.

     (b) Subject to Sections 5.5 and 5.9 hereof, the Company shall solicit from holders of shares of Company Stock entitled to vote at the Shareholders' Meeting proxies in favor of such approval and shall take all other action as shall be reasonably necessary to secure the vote or consent of such holders required by the GBCC or this Agreement to effect the Merger.

     SECTION 5.11.  Proxy Statement.

     (a) In consultation with Parent, the Company will as promptly as reasonably practicable following the execution of this Agreement prepare, and file the Proxy Statement with the SEC and will use all commercially reasonable efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the Company Shareholders at the earliest reasonably practical time. The Company shall furnish all information concerning it and the holders of its capital stock as Parent may reasonably request in connection with this Agreement and the transactions contemplated by this Agreement. Each party to this Agreement will notify the other parties promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply the other parties with copies of all correspondence between such party or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. If
(i) at any time prior to the Shareholders' Meeting, any event should occur relating to the Company or any of its Subsidiaries that, in the good faith judgment of the Company, should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will promptly inform Holding and Parent and
(ii) if at any time prior to the Shareholders' Meeting, any event should occur relating to Parent or Sub or any of their respective associates or affiliates, or relating to the plans of any such persons for the Company after the Effective Time that, in the good faith judgment of Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, Parent will promptly inform the Company, and in the case of (i) or (ii) the Company will, upon learning of such event, promptly prepare, and the Company shall file and, if required, mail such amendment or supplement to the Company Shareholders; provided, prior to such filing or mailing, the Company and Parent shall consult with each other with respect to such amendment or supplement and shall incorporate the other's reasonable comments thereon. Parent shall vote, or cause to be voted, in favor of the Merger and this Agreement all shares of Company Stock directly or indirectly beneficially owned by it.

     (b) The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board of Directors of the Company described in Section 3.3, subject to any modification, amendment or withdrawal thereof, and represents that the Independent Advisor has, subject to the terms of its engagement letter with the Company (the "Independent Advisor Engagement Letter"), consented to the inclusion of its opinion in the Proxy Statement. The Company and its counsel shall permit Parent and its counsel to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Proxy Statement, the Merger or this Agreement.

     SECTION 5.12. Director Resignations. The Company shall cause to be delivered to Parent resignations of all the directors of the Company's Subsidiaries to be effective upon the consummation of the Merger. The Company shall cause such directors, prior to resignation, to appoint new directors nominated by Parent to fill such vacancies.

     SECTION 5.13. Company Options. As promptly as practicable following the date hereof, the Company shall take all action necessary to ensure that all outstanding Company Options shall be exercisable in full immediately prior to the consummation of the Merger and that all Company Options that are not exercised prior to the Merger will be canceled as of the Effective Time in exchange for the Option Consideration described in Section 1.6 of this Agreement. The Company will provide evidence of cancellation reasonably satisfactory to Parent for each Company Option at or prior to the Effective Time.

     SECTION 5.14. Third Party Notifications. As soon as is reasonably practicable after the date hereof, the Company shall deliver to each of (i) its Major Suppliers and (ii) its Major Customers a notice relating to certain restrictions applicable to the Company, in form reasonably acceptable to the Company and Parent.

     SECTION 5.15. Title Documents and Surveys. The Company agrees to use its commercially reasonable efforts to address matters related to the Title Documents or the Surveys as may be reasonably requested by Parent.

     SECTION 5.16. Unacquired Assets. Prior to the Effective Time, the Company, or its Subsidiaries, (a) shall (i) create the Liquidating Trust, which shall be governed by a trust agreement having substantially the terms set forth on Section 5.16 of the Company Disclosure Letter (the "Trust Agreement") and
(ii) organize the Liquidating Company, which shall be governed by an operating agreement and plan of liquidation having substantially the terms set forth on
Section 5.16 of the Company Disclosure Letter (the "Operating Agreement") and
(b) shall have taken all steps necessary, in a fashion reasonably acceptable to Holding, Parent and Sub, to complete the transactions set forth in Section 5.16 of the Company Disclosure Letter with respect to the assets of the Company and its Subsidiaries identified therein (the "Unacquired Assets") (the transactions set forth in Section 5.16 of the Company Disclosure Letter are referred to herein as the "Divestiture"). The parties hereto understand and agree that all of the Unacquired Assets will be owned by the Liquidating Trust or the Liquidating Company from and after the Effective Time, provided, however, that none of Holding, Parent, Sub, the Surviving Corporation or any of their respective officers, directors, employees, agents, affiliates, successors or assigns shall have any liability or responsibility for the consummation of the Divestiture, or for any cost, expense or liability associated therewith (including without limitation the administration of the Liquidating Trust and Liquidating Company), or for any cost, expense or liability attributable to any of the Unacquired Assets, including those surviving liabilities in connection with the acquisition agreements for the Unacquired Assets, which liabilities will be expressly assumed by the Liquidating Company. The Liquidating Trust and Liquidating Company shall indemnify, defend and hold harmless Holding, Parent, Sub and the Surviving Corporation, and their respective officers, directors, employees, agents, affiliates, successors and assigns for any cost, expense or liability incurred by any of the foregoing in connection with the Divestiture, or any of the Unacquired Assets under the terms of the Indemnification Agreement (as hereinafter defined). Notwithstanding any other provision of this Agreement to the contrary, and subject to all documents related to the Divestiture being reasonably acceptable to Parent, it is understood and agreed that consummation of the Divestiture as more fully described in Section 5.16 of the Company Disclosure Letter will not constitute or result in (i) breach or violation of any representation, warranty, covenant or agreement of the Company set forth herein, or (ii) a Company Material Adverse Effect, or a change or event that will be considered in determining whether a Company Material Adverse Effect has occurred. At or prior to the Effective Time, the Company shall complete the Divestiture in a manner that does not require the Divestiture to be registered under applicable state and Federal securities laws. Notwithstanding any other provision of this Agreement to the contrary, the Divestiture will be restructured to the extent necessary to ensure that it is completed in a manner that does not require that the Divestiture be registered under applicable state and Federal securities laws.

     SECTION 5.17 Other Party Cooperation. Upon request from Parent from time to time prior to the Effective Time, the Company shall use commercially reasonable efforts prior to the Effective Time to obtain appropriate approval or nonopposition letters from landowners of certain properties adjacent to certain of the Company Properties in connection with Parent's attempt to obtain certain variances or similar actions which Parent may elect to pursue with respect to such Company Properties as well as consents, estoppels or subordination, non-disturbance or attornment agreements from certain parties to or beneficiaries of agreements, declarations or covenants that affect any of the Company Properties, or Governmental Entities regarding any of the Company Properties (each, a "Real Property Estoppel"), each as reasonably requested in writing by Parent.

     SECTION 5.18  Certain Tax Matters.

     (a) Tax Periods Ending on or Before the Effective Time. Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Effective Time which are filed after the Effective Time. Parent agrees to file all such Tax Returns in a manner that treats the Divestiture for Tax purposes consistently, except as otherwise required by law, with the Tax treatment described in Section 5.16 of the Company Disclosure Letter. Parent agrees to deliver to the trustee of the Liquidating Trust a copy of all such tax returns at least ten (10) days before the date such tax returns are filed; provided, that Parent acknowledges that the date of delivery for such tax returns will be the date that a tax return in substantially the form as the return filed is delivered to the trustee of the Liquidating Trust.

     (b) Tax Periods Beginning Before and Ending After the Effective
Time. Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its Subsidiaries for Tax periods which begin before the Effective Time and end after the Effective Time. Parent agrees to file all such Tax Returns in a manner that treats the Divestiture for Tax purposes consistently, except as otherwise required by law, with the Tax treatment described in Section 5.16 of the Company Disclosure Letter. Parent agrees to provide the trustee of the Liquidating Trust a copy of all such tax returns at least ten (10) days before the date such tax returns are filed; provided, that Parent acknowledges that the date of delivery for such tax returns will be the date that a tax return in substantially the form as the return filed is delivered to the trustee of the Liquidating Trust

     (c) Tax Sharing Agreements. Any tax sharing agreement with respect to or involving the Company (or any of its Subsidiaries) shall be terminated as of the Effective Time and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

     SECTION 5.19 Inventory. No later than the Effective Time, the Company shall deliver to Parent a reasonably complete and correct inventory of all Personal Property of the Company and its Subsidiaries as of a date that is within ten (10) days prior to the date of the Closing.

     SECTION 5.20  Employee Benefit Plans.

     (a) The Company shall amend the Suburban Lodges of America, Inc. Employee Savings Plan ("401(k) Plan") to bring it into compliance with applicable law prior to the Closing, to terminate the 401(k) Plan effective immediately prior to the Closing, to cease all further contributions to the 401(k) Plan for pay periods beginning on or after the Closing (other than as required to repay loans made thereunder), to cease making any additional loans to participants under the 401(k) Plan effective as of the termination of such plan. Within a reasonable period prior to the Closing, the Company shall provide to Parent a copy of the amended 401(k) Plan, a completed Internal Revenue Service Form 5310 with attachments in respect of the termination of the 401(k) Plan and written resolutions authorizing the termination of the 401(k) Plan and other actions contemplated by this Section 5.20(b), each of which shall be reasonably satisfactory to Parent.

     (b) From and after the date hereof, the Company shall (i) provide all documentation and information requested by or on behalf of Parent with respect to the Company Benefit Plans, including, but not limited to nondiscrimination testing data for the 401(k) Plan for 1995 through 1998, a copy of the Section 125/cafeteria plan document, a copy of the insurance policy for the Company's long term disability policy, and all information needed to file Internal Revenue Service Form 5310 or to make such other filings with the Internal Revenue Service or the Department of Labor as Parent may require; (ii) take all action necessary to correct any compliance deficiencies identified in any schedule or annex to this Agreement or otherwise identified with reasonable detail to Company or its Subsidiaries by Parent with respect to any Company Benefit Plan; and (iii) provide evidence reasonably satisfactory to Parent of such corrections.

     (c) Parent agrees that within twelve (12) months of the Closing all employees of the Company who continue employment with the Surviving Corporation or any subsidiary thereof after the Effective Time ("Continuing Employees") will be eligible to participate in employee benefit programs maintained for the benefit of employees of the Surviving Corporation, any Subsidiary of the Surviving Corporation, Parent or Holding (each a "Parent Benefit Plan") on the same basis and subject to the same terms and conditions as similarly situated employees of the Surviving Corporation, Parent and Holding or any of their respective subsidiaries; provided that the determination of "similarly situated" and the effective time of such participation shall be in the discretion of Parent or Holding. Prior to the commencement of eligibility to participate in a Parent Benefit Plan by any Continuing Employee, Parent agrees to continue the corresponding Company Benefit Plan and the Continuing Employee's participation in such plan. Notwithstanding the foregoing, the Continuing Employees shall be eligible to participate in the Intown

Suites Management, Inc. 401(k) Salary Reduction Plan and Trust as of the first entry date following the Closing, which is expected to be July 1, 2002, subject to the terms of such plan. Each of Holding and Parent shall, or shall cause its subsidiaries to, cause each Parent Benefit Plan to treat the prior service with the Company and its affiliates of each Continuing Employee immediately prior to the Closing as service rendered to Parent or its subsidiaries, as the case may be, for purposes of eligibility to participate in and vesting thereunder (but not benefit accrual) to the same extent such service is recognized under corresponding plans, programs or arrangements of the Company or its affiliates prior to the Closing; provided, however, that each such employee shall be given credit for his or her service with the Company or any of its Subsidiaries prior to the Effective Time for purposes of determining the amount of vacation to which such employee is entitled in accordance with Parent's policies following the Effective Time; provided, further, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit. Parent agrees that the Surviving Corporation shall be responsible for providing all legally-mandated continuation coverage for Continuing Employees and their covered dependents who experience a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurs at any time on or after the Effective Time, as well as for all former employees of the Company and its affiliates who, as of the Effective Time, have elected or are eligible to and within the applicable time periods, elect continuation coverage. Nothing in this
Section 5.20(c) is intended to create any employment obligation other than as employees at will who may be terminated with or without cause.

     (d) The Company agrees that three (3) business days prior to the Effective Time, it will provide a schedule to Parent which identifies (i) each employee who will be on FMLA leave at the Effective Time and his or her job title and description, salary and benefits; (ii) each employee who has requested FMLA leave to begin after the Effective Time; (iii) a description of the leave requested; and (iv) a copy of all notices provided to such employee regarding that leave.

     SECTION 5.21 Environmental Insurance. On or prior to the date hereof, the Company has provided to Parent a form of environmental insurance policy relating to the Company's Dale Mabry site (the "Environmental Policy"). The Company shall use its reasonable best efforts to cause the Environmental Policy to be provided to Parent at the Closing, to be effective at such time.

     SECTION 5.22 Software Support. Prior to the Effective Time, the Company agrees to use its commercially reasonable efforts and to cooperate with Parent to cause Radiant Systems, Inc. to enter into an agreement with the Company in form and substance reasonably satisfactory to Parent for the provision of transition support for the legacy system.

     SECTION 5.23. Undertaking of Holding. Holding shall perform, or cause to be performed, when due, all obligations of each of Parent, Sub and Surviving Corporation under this Agreement.

                                   ARTICLE VI

                                   CONDITIONS

     SECTION 6.1. Conditions to the Obligations of Each Party. The respective obligations of Parent, Sub and the Company to effect the Merger are subject to the satisfaction at the Effective Time of the following conditions, unless waived in writing by all parties:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company Shareholders, if and to the extent required by the GBCC, the Company Articles of Incorporation and the Company Bylaws;

          (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Divestiture shall be in effect; provided, however, that the parties invoking this condition shall use all commercially reasonable efforts to have any such order or injunction vacated; and

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

          (c) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made.

     SECTION 6.2. Conditions to Obligations of Holding, Parent and Sub to Effect the Merger. The obligations of Holding, Parent and Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) (i) The representations and warranties of the Company set forth in
     Article III of this Agreement (A) shall have been true and correct in all material respects as of the date of this Agreement and (B) shall be true and correct in all material respects as of the Effective Time, in each case except to the extent that such representations and warranties address matters only as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and in the case of clauses (A) and (B) without giving effect to any exceptions or qualifications for "material" or "materiality" or "Company Material Adverse Effect" contained in the text of the representation or warranty; provided, however, that the condition to the obligations of Holding, Parent and Sub set forth in this Section 6.2(a)(i) shall be deemed to be satisfied in full unless, in the aggregate, all such failures of the Company's representations and warranties to be true and correct as set forth above will cost Holding, Parent, the Company and/or any Subsidiary, or would reasonably be expected to cost Holding, Parent, the Company and/or any Subsidiary, an amount, net of insurance proceeds actually received or reasonably certain to be received, equal to or in excess of $5,000,000 (for the avoidance of doubt, and without limiting the generality of the foregoing, the parties are agreed that, for the purpose of the foregoing determination, (A) each breach of any representation or warranty (without giving effect to any exceptions or qualifications with respect to materiality contained therein), regardless of whether it is material in and of itself, shall be counted for this purpose, and (B) the dollar threshold contained in Section 3.8(b) shall not apply), (ii) the Company shall have performed in all material respects all agreements, covenants and obligations required to be performed and complied with by it under this Agreement (it being understood that for purposes of Section 6.2(a)(ii), but without limiting the generality of the language contained therein, the Company shall be deemed to have failed to perform "in all material respects" covenants required to be performed and complied with by it under this Agreement to the extent it breaches in any respect whatsoever any covenant set forth in Section 5.1(b)(i), 5.1(c)(ii) or 5.1(c)(vii)), and (iii) the Company shall have delivered to Parent a certificate to the effect that each of the conditions specified in (i) and (ii) above is satisfied in all respects;

          (b) There shall not be pending any action, proceeding, application or counterclaim by any third party before any court or governmental regulatory or administrative agency, authority or tribunal which challenges or seeks to challenge, restrain or prohibit the consummation of the Merger or the Divestiture;

          (c) Since the date of this Agreement, there shall not have occurred any change, condition, event or development that has resulted in, or could reasonably be expected to result in, whether individually or in the aggregate, a Company Material Adverse Effect;

          (d) Other than as expressly permitted herein, from and after the date of this Agreement, there shall have been no sale, transfer, license, conveyance, pledge or other disposition of all or any part of the Company Properties;

          (e) Parent shall have received owner's title insurance policies and endorsements for all of the Company Properties hereunder and lender's title insurance policies and endorsements for all of the Company Properties, with each such policy subject only to the Permitted Exceptions and such other or additional exceptions as shall be reasonably acceptable to Parent and otherwise in substantially the form of the Title Documents referenced in
     Section 3.10(d) to the Company Disclosure Letter (with all Company Cure Items remedied and satisfied to the reasonable satisfaction of Parent) (for the avoidance of doubt, any changes or modifications to the exceptions listed in the Title Documents or the endorsements attached thereto that shall not be reasonably satisfactory to Parent shall be deemed to be substantial);

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

          (f) Kilpatrick Stockton LLP, counsel to the Company, shall have delivered to Parent its signed opinion in form and substance reasonably satisfactory to Parent, as to the matters set forth on Exhibit 6.2(f) hereof and, with respect to the Divestiture, to the effect that the issuance of the Beneficial Interests in conformity with the terms of the Agreement is not required to be registered under Section 5 of the Securities Act;

          (g) The Company shall have delivered to Parent evidence reasonably satisfactory to Parent to the effect that those certain lenders to the Company and its Subsidiaries identified on Exhibit 6.2(g) hereto shall have consented to the rebranding of Suburban Lodges branded assets as Intown Suites branded assets and (i) written confirmation from each of the lenders under its Secured Debt (other than SouthTrust Bank) (A) as to the outstanding principal balance of the loan, (B) to the effect that, to the lender's knowledge, the Company is not in default thereunder, and (C) setting forth a list of the instruments or agreements constituting the loan documents thereunder, or (ii) such other evidence of such matters as shall be reasonably satisfactory to Parent;

          (h) The Company, the Liquidating Trust and the Liquidating Company shall have entered into an Indemnification Agreement substantially in the form of Exhibit 6.2(h) hereto (the "Indemnification Agreement"); and

          (i) The Company shall have delivered to Parent a policy of environmental liability insurance substantially in the form of the Environmental Policy, effective as of the Effective Time.

     SECTION 6.3. Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of Holding, Parent and Sub in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

          (b) The representations and warranties of Holding, Parent and Sub in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

          (c) Holding, Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time;

          (d) Holding, Parent and Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 6.3(a), (b) and (c) is satisfied in all respects; and

          (e) There shall not be pending any action, proceeding, application or counterclaim by any third party before any court or governmental regulatory or administrative agency, authority or tribunal which challenges or seeks to challenge, restrain or prohibit the consummation of the Merger.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company
Shareholders:

          (a) by mutual written consent of duly authorized representatives of Parent and the Company;

          (b) by any of Holding, Parent, Sub or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party terminating this Agreement pursuant to this Section 7.1(b) shall use all commercially reasonable efforts to have such order, decree, ruling or action vacated;

          (c) by any of Holding, Parent, Sub or the Company if the Merger shall not have been consummated by May 14, 2002 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to Holding, Parent or Sub if the failure of any of such parties to fulfill any obligation of such party under this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger on or before such date, and the right to terminate this Agreement under this Section 7.1(c) shall not be available to the Company if the failure of the Company to fulfill any obligation of such party under this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger on or before such date;

          (d) by Holding, Parent or Sub if the Board of Directors of the Company or any committee of the Board of Directors of the Company (i) shall have withdrawn or shall have modified in a manner adverse to Holding, Parent or Sub its approval or recommendation of the Merger or this Agreement, (ii) causes the Company to enter into an agreement with respect to an Alternative Transaction, (iii) shall have endorsed, approved or recommended any Alternative Transaction or (iv) shall have resolved to do any of the foregoing;

          (e) by any of the Company, Holding, Parent or Sub, if this Agreement and the Merger shall fail to be approved and adopted by the Company Shareholders at the Shareholders' Meeting (including any adjournment thereof);

          (f) By Holding, Parent or Sub, if either (i) any of the conditions set forth in Sections 6.1 or 6.2 shall have become incapable of fulfillment and shall not have been waived by Holding, Parent and Sub or (ii) (A) the Company shall breach in any material respect any of its representations, warranties, covenants or other obligations hereunder or, as of any date after the date of this Agreement, the representations and warranties of the Company shall fail to be true and correct in all material respects as of such date such that, in either such case, the condition to the obligations of Holding, Parent and Sub set forth in Section 6.2(a) would not then be satisfied, and (B) if and to the extent such breach or failure is capable of being cured by Company, within ten (10) business days after written notice of such breach or failure to the Company from Parent, the Company shall not have taken or caused to be taken such actions as shall be necessary to cure such breach or failure to the extent necessary in order for the condition to the obligations of Holding, Parent and Sub set forth in Section 6.2(a) to be satisfied on or before the Effective Time;

          (g) by the Company, if (i) any of the conditions set forth in Sections
     6.1 or 6.3 shall have become incapable of fulfillment and shall not have been waived by the Company or (ii) Holding, Parent or Sub shall breach in any material respect any of their respective representations, warranties or obligations hereunder and, within ten (10) days after written notice of such breach to Parent from the Company, such breach shall not have been cured in all material respects or waived by the Company and Parent or Sub, as the case may be, shall not have provided reasonable assurance to the Company that such breach will be cured in all material respects on or before the Effective Time;

          (h) by the Company if, in compliance with its obligations under Sections 5.5 and 5.9, (i) the Board of Directors of the Company shall have withdrawn or shall have modified in a manner adverse to Holding, Parent or Sub its approval or recommendation of the Merger or this Agreement and (ii) the Company shall have entered into an agreement with respect to a Superior Proposal; or

          (i) by Holding, Parent or Sub, for any other reason in its sole discretion, regardless of whether the conditions in Article VI have been satisfied.

     SECTION 7.2.  Effect of Termination.

     (a) In the event of the termination of this Agreement pursuant to Section
7.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this
Section 7.2 and in Section 8.12, there shall be no liability on the part of any party

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

hereto, provided that nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

     (b) If Holding, Parent or Sub exercises its right to terminate this Agreement under Section 7.1(d), or the Company exercises its right to terminate this Agreement under Section 7.1(h), the Company shall pay to Parent upon demand Five Million Dollars ($5,000,000) less any amount previously paid or then payable to Parent pursuant to Section 7.2(d) hereof (the "Termination Fee"), payable in same-day funds.

     (c) If within one year after termination of this Agreement pursuant to
Section 7.1(f)(ii) (but only to the extent (i) the Company is not entitled to terminate this Agreement pursuant to Section 7.1(g)(ii) at the time of such termination and (ii) such termination is the result of (x) one or more breaches of representations or warranties of the Company which were known to the Company to be false when made or (y) a knowing and willful breach by the Company of the agreements and covenants required to be performed and complied with by it under this Agreement), the Company shall enter into any agreement relating to, or consummate, an Acquisition Proposal with a person other than Holding, Parent or Sub, then immediately prior to, and as a condition of, consummation of such transaction the Company shall pay to Parent upon demand the Termination Fee, payable in same-day funds; provided that no such amount shall be payable if the Termination Fee shall have been paid in accordance with Section 7.2(b) of this Agreement; provided further that, solely for purposes of this Section 7.2(c), the term Acquisition Proposal shall not include any: (i) proposals related to the sale or transfer of certain assets that the Company decides, based on the advice of tax counsel, are necessary in order to meet the asset and income test requirements of Section 856(c) of the Code if the Company elects to become taxable as a real estate investment trust beginning with its taxable year ended December 31, 2002 or December 31, 2003, or for any merger effected for the purpose of converting the Company into a real estate investment trust so long as such merger qualifies as a reincorporation pursuant to Section 368(A)(1)(f) of the Code and does not result in a change in beneficial ownership of shares of Company Common Stock, (ii) proposals related to the sale or transfer of fifteen
(15) or fewer Company Properties (in the aggregate) during the one year following the termination of this Agreement and (iii) proposals related to the sale or transfer of all or any portion of the Company's franchise business.

     (d) If Holding, Parent or Sub exercises its right to terminate this Agreement under Section 7.1(f)(ii) (but only to the extent (i) the Company is not entitled to terminate this Agreement pursuant to Section 7.1(g)(ii) at the time of such termination and (ii) such termination is the result of (x) one or more breaches of representations or warranties of the Company which were known to the Company to be false when made or (y) a knowing and willful breach by the Company of the agreements and covenants required to be performed and complied with by it under this Agreement), then the Company shall pay to Parent upon demand, payable in same day funds, the actual, documented out-of-pocket costs and expenses of Holding, Parent or Sub reasonably incurred in connection with this Agreement and the transactions contemplated by this Agreement (including, without limitation, any financing fees, costs and expenses, and the reasonable fees of attorneys, accountants, brokers, investment advisors and other representatives and advisors), up to a maximum of $3,000,000 less any amounts previously paid to Parent by the Company in respect thereof (the "Expense Reimbursement"); provided that no such amount shall be payable if the Termination Fee shall have been paid or is then payable in accordance with
Section 7.2(b) or 7.2(c) of this Agreement.

     (e) If Holding, Parent or Sub exercises its right to terminate this Agreement under Section 7.1(i), or the conditions precedent to the obligations of Holding, Parent and Sub set forth in Sections 6.1 and 6.2 shall be satisfied or waived and Holding, Parent or Sub shall nonetheless fail to consummate the Closing as and when required to do so hereunder, then Parent shall, upon demand, sign and deliver written instructions directing the Escrow Agent to release the Deposit to the Company, in accordance with the terms of the Escrow Agreement, as payment of liquidated damages and not as a penalty, to reimburse the Company for its time, expense and lost opportunity costs of pursuing the Merger. The parties hereto understand and agree that the Deposit is reasonable as liquidated damages in light of the costs and expenses that would be incurred by the Company if such a termination were to occur, and in light of the difficulty of proving the amount of actual damages that would be suffered by the Company in such an event.

     (f) Notwithstanding anything to the contrary set forth in this Agreement,
(i) if either party fails promptly to pay to the other any amounts due under this Section 7.2, such party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid; and (ii) each of Holding, Parent and Sub acknowledges and expressly agrees that neither the Company nor any of its Subsidiaries shall have any liability for any breach of a representation, warranty, covenant or other agreement hereunder except to the extent such breach results in the Company's obligation to provide Parent with the Expense Reimbursement pursuant to Section 7.2(d).

     SECTION 7.3. Amendments. This Agreement may not be amended, modified or altered except by action of the board of directors or other governing body of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Company Shareholders (if required), no amendment may be made without the further approval of the Company Shareholders if the effect of such amendment would be to reduce the Per Share Merger Consideration or change the form thereof.

     SECTION 7.4. Waiver. At any time prior to the Effective Time, whether before or after the Shareholders' Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1. No Third Party Beneficiaries. Other than the provisions of Sections 1.6(c), 5.7 and 5.20(c) hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

     SECTION 8.2. Entire Agreement. This Agreement, the Confidentiality Agreement and the other documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof. The parties hereby agree that for purposes of this Agreement (including, but not limited to conditions to Closing) neither party has made to the other any representations, warranties or covenants or other disclosures other than those specifically contained in this Agreement or the Company Disclosure Letter.

     SECTION 8.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Sub may freely assign its rights to another wholly owned subsidiary of Parent without such prior written approval but no such assignment shall relieve Sub of any of its obligations hereunder.

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

     SECTION 8.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 8.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to principles of conflicts of law thereof.

     SECTION 8.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     SECTION 8.8. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     SECTION 8.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 8.10.  Survival of Representations and Warranties and
Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) the agreements set forth in Articles I and VIII and Sections 5.4, 5.7, 5.16 and 5.20(c) shall survive the Effective Time indefinitely, and (ii) the agreements set forth in Sections 5.2 and 7.2 and in Article VIII shall survive the termination of this Agreement indefinitely.

     SECTION 8.11.  Certain Definitions.

     (a) For purposes of this Agreement, the terms "associate" and "affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

     (b) For purposes of this Agreement, the phrase "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event or effect that, when taken together with all other adverse changes, events or effects that have occurred, is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and its Subsidiaries taken as a whole or (ii) prevents or materially delays the performance by the Company of any of its material obligations under this Agreement beyond May 14, 2002; provided, however, that a Company Material Adverse Effect shall not include (x) in and of itself failure by the Company to meet analysts' earnings forecasts or estimates or changes in the market price of the Company Common Stock in and of itself or (y) any effect resulting from any change in general economic conditions or any other change affecting the hotel industry generally, including any such change in general economic conditions due to any act of war, terrorism or threat of war or terrorism which changes do not disproportionately affect the Company and its Subsidiaries (provided that it is understood and agreed that the foregoing exclusion shall not exclude any change, event or effect that would otherwise be a Company Material Adverse Effect caused by any act of war or terrorism or threat of war or terrorism directed at the hotel industry which disproportionately affects the Company and its Subsidiaries as compared to the hotel industry as a whole), or (z) any change, event or effect resulting from actions taken (or omitted) at the request of Holding, Parent or Sub or any other actions of the Company or any Subsidiary (or omissions to act) required or contemplated by this Agreement; provided, further, that for purposes of clause
(i) of this definition, a change, event or effect shall be deemed to be "material" only if it will cost Parent, the Company and/or any Subsidiary, or would be reasonably expected to cost Parent, the Company and/or any Subsidiary, an amount equal to or in excess of $5,000,000 in the aggregate.

     (c) For purposes of this Agreement, the phrases "to the knowledge of the Company," "known to the Company," and similar formulations shall mean the actual knowledge of the executive officers of the Company and, with respect to any particular matter, any other officers of the Company having primary responsibility for such matter.

     SECTION 8.12 Unacquired Assets. Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time, the Company may sell, transfer, assign, mortgage, pledge, lease or otherwise dispose of the Unacquired Assets, or permit the Unacquired Assets to be subject to any mortgage, lien, security interest, deed to secure debt, deed of trust or other encumbrance, restriction or charge of any kind, or enter into, amend, or cancel any agreement, contract, commitment or arrangement for any of the foregoing, or cause or allow any of the foregoing to occur; provided, however, that the Company must obtain Parent's consent, not to be unreasonably withheld or delayed, prior to taking any such action with respect to the Unacquired Assets to the extent any such action would impose any obligation or liability on the Company that would survive the Effective Time; provided, further, that, to the extent the Company enters into any contract related to the sale, transfer, assignment, mortgage, pledge, lease or other disposition of any of the Unacquired Assets, the Company agrees to provide in such contract that the contract will be freely assignable by the Company in connection with a transfer of the related Unacquired Asset and that upon any such assignment the Company shall be released from any and all obligations or liabilities under such contract. Without limiting the generality of the foregoing, the parties agree that any exception to the representations and warranties in Article III hereof that refers to the Unacquired Assets shall be deemed to be excepted from the relevant representation or warranty only to the extent there are no obligations, liabilities or other material adverse implications that would inure to Parent, the Company or any Subsidiary as a result of the relevant act, omission or circumstance relating to the Unacquired Assets.

     SECTION 8.13. Fees and Expenses. Except as provided in Section 7.2, and as provided below, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     SECTION 8.14. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this
Section 8.14:

     If to Holding, Parent or Sub:

     Intown Suites Management, Inc.
     2102 Piedmont Road
     Atlanta, Georgia 30324
     Fax: (404) 875-7534
     Attn: David M. Vickers

     with a copy to:

     King & Spalding
     191 Peachtree Street
     Atlanta, Georgia 30303
     Fax: (404) 572-5100
     Attn: Alan J. Prince, Esq.
           Susan J. Kolodkin, Esq.

     If to the Company:

     Suburban Lodges of America, Inc.
     300 Galleria Parkway, Suite 1200
     Atlanta, Georgia 30339
     Fax: (770) 951-1021
     Attn: David E. Krischer
           Kevin R. Pfannes

     with a copy to:

     Kilpatrick Stockton, LLP
     1100 Peachtree Street, NE, Suite 2800
     Atlanta, Georgia 30309-4530
     Fax: (404) 815-6555
     Attn: Michael H. Trotter, Esq.
           Daniel T. Falstad, Esq.

     IN WITNESS WHEREOF, the Company, Holding, Parent and Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUBURBAN LODGES OF AMERICA, INC.

                                          By: /S/ David Krischer
                                          --------------------------------------
                                          Name: David Krischer
                                          --------------------------------------
                                          Title: CEO
                                          --------------------------------------

                                          INTOWN HOLDING COMPANY, L.L.C.

                                          By: /S/ David M. Vickers
                                          --------------------------------------
                                          Name: David M. Vickers
                                          --------------------------------------
                                          Title: Managing Member
                                          --------------------------------------

                                          INTOWN SUITES MANAGEMENT, INC.

                                          By: /S/ David M. Vickers
                                          --------------------------------------
                                          Name: David M. Vickers
                                          --------------------------------------
                                          Title: CEO
                                          --------------------------------------

                                          INTOWN SUB, INC.

                                          By: /S/ David M. Vickers
                                          --------------------------------------
                                          Name: David M. Vickers
                                          --------------------------------------
                                          Title: President
                                          --------------------------------------

                                                                  EXHIBIT 6.2(h)

                                    FORM OF
                           INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (this "Agreement") dated as of January 28, 2002 is entered into by and among Intown Holding Company, L.L.C., a Georgia limited liability company ("Holding"), Intown Suites Management, Inc., a Georgia corporation and a wholly owned subsidiary of Holding ("Parent"); Intown Sub, Inc., a Georgia corporation and wholly owned subsidiary of Parent ("Sub"), Suburban Lodges of America, Inc., a Georgia corporation (the "Company"),
[TRUSTEE], a                , as trustee ("Trustee") of the Suburban Liquidating
Trust, a Georgia trust (the "Liquidating Trust"), and Suburban Liquidating Company, L.L.C., a Georgia limited liability company (the "Liquidating LLC" and together with the Liquidating Trust, the "Indemnitors").

                              W I T N E S S E T H:

     WHEREAS, Holding, Parent, Sub and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 28, 2002, which provides for, among other things, the merger of Sub with and into the Company (the "Merger"), with the Company as the surviving corporation, in accordance with the provisions of the Georgia Business Corporation Code ("GBCC");

     WHEREAS, at the Effective Time, the Company Shareholders and certain holders of Company Options (the "Beneficiaries") will own all of the beneficial interests (the "Beneficial Interests") in the Liquidating Trust, which will own at least 99% of the outstanding limited liability interests in the Liquidating LLC;

     WHEREAS, at or prior to the Effective Time, and as of the result of the transactions described in Section 5.16 of the Company Disclosure Letter (the "Divestiture"), the Indemnitors will own the Unacquired Assets;

     WHEREAS, in consideration of each of Holding's, Parent's and Sub's agreements herein and in the Merger Agreement, the Indemnitors have agreed to cooperate with Holding, Parent and Sub with respect to the acquisition of the Company by Holding, Parent and Sub upon the terms and subject to the conditions set forth in the Merger Agreement, and to indemnify Holding, Parent, Sub and certain other related parties as contemplated herein.

     NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     SECTION 1. Definitions. Except as expressly provided herein to the contrary, or as otherwise defined herein, all of the capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

     SECTION 2. Representation and Warranties of the Indemnitors and the Company. Each of the Indemnitors and the Company jointly and severally hereby represents and warrants to Holding, Parent and Sub, as follows:

     SECTION 2.1.  Organization; Standing; Purpose and Duration.

     (a) The Liquidating Trust (i) is a trust, duly organized, validly existing and in good standing under the laws of the state of Georgia, (ii) has all requisite trust power and authority to own, lease and operate its properties and assets and to conduct its affairs in accordance with the Trust Agreement and
(iii) has as its sole purpose the holding of the Unacquired Assets (either directly, or indirectly through the Liquidating LLC) and the liquidation of the Unacquired Assets and distribution of the proceeds thereof (net of any obligations of the Liquidating Trust or the Liquidating LLC) to the Beneficiaries in accordance with the

Trust Agreement. The existence of the Liquidating Trust shall terminate on the earliest to occur of (i) the exhaustion of the trust estate through the distribution to the Beneficiaries, payment or discharge of the liabilities of the Liquidating Trust, or the payment of expenses of, and claims against the Liquidating Trust, (ii) a termination required by the applicable laws of the State of Georgia, (iii) a termination by action of the Beneficiaries in accordance with the Trust Agreement or (iv) the third anniversary of the Effective Time; provided, that the term of the Liquidating Trust may be extended beyond the third anniversary of the Effective Time upon the Trustee's receipt of no-action assurances from the Securities and Exchange Commission ("SEC") Division of Corporation Finance regarding the registration and reporting requirements of the Liquidating Trust under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal securities act, based on such extension, and then only pursuant to (a) the provisions of a no-action letter received from the SEC or
(b) guidelines outlined in an oral no-action position taken by the SEC staff that are confirmed by the Trustee in a letter to the SEC (the date on which the Liquidation Trust terminates pursuant to the foregoing, the "Termination Date"). The Beneficial Interests in the Liquidating Trust are not certificated and are not transferable or assignable except by will, intestate succession, by operation of law, or upon divorce or incapacity of the beneficiary, or some other similar event.

     (b) The Liquidating LLC (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of Georgia,
(ii) has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to conduct its affairs in accordance with the Operating Agreement, (iii) is duly qualified or licensed to do business as a limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on the Liquidating LLC or the Liquidating Trust, (iv) has as its sole purpose the holding and liquidation of the Unacquired Assets and the distribution of the proceeds thereof to the Liquidating Trust in accordance with the Operating Agreement and (v) will dissolve at a date and time no later than the termination of the existence of the Liquidating Trust. The Operating Agreement provides that only the Liquidating Trust and the managing member of the Liquidating LLC may be members of the Liquidating LLC.

     SECTION 2.2. Authority for Agreement. Each of the Indemnitors and the Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Indemnitors and the Company of this Agreement, and the consummation by the Indemnitors and the Company of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate or other action and no other corporate or other proceedings on the part of the Indemnitors or the Company are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Indemnitors and the Company and, assuming due authorization, execution and delivery by Holding, Parent and Sub, constitutes a legal, valid and binding obligation of each of the Indemnitors and the Company, enforceable against them in accordance with its terms.

     SECTION 2.3. No Conflict. The execution and delivery of this Agreement by each of the Indemnitors and the Company do not, and the performance of this Agreement by each of the Indemnitors and the Company and the consummation of the transactions contemplated by this Agreement will not, (a) conflict with or violate the articles of incorporation or organization, bylaws, trust agreement, operating agreement, or other governing documents of the Indemnitors or the Company, as applicable, (b) conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law applicable to the Indemnitors or the Company, or by which any property or asset of the Indemnitors or the Company is bound or affected, or (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Indemnitors or the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Indemnitors or the Company is a party or by which the Indemnitors, the Company, or any property or asset of either of them is bound or affected, except in each case, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by the Indemnitors or the Company of their respective obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

     SECTION 2.4. Required Filings and Consents. The execution and delivery of this Agreement by the Indemnitors and the Company do not, and the performance of this Agreement by the Indemnitors and the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity.

     SECTION 2.5 Ownership. At or prior to the Effective Time, and as a result of the Divestiture, the Indemnitors will own the Unacquired Assets and except as set forth on Schedule 2.5 attached hereto (a) as to any real property included as part of the Unacquired Assets, will have good, marketable and insurable fee simple title, in each case free and clear of all liabilities, claims, liens, options, charges, participations and encumbrances of any kind or character whatsoever (collectively, "Liens") and (b) as to any promissory notes included as part of the Unacquired Assets, will own such promissory notes free and clear of all Liens.

     SECTION 3. Survival of Representations and Warranties. The respective representations and warranties of the Indemnitors contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and each representation and warranty contained herein shall survive the closing of the transactions contemplated hereby until the earlier to occur of the Termination Date or the expiration of the applicable statute of limitations, including extensions thereof.

     SECTION 4.  Indemnification.

     SECTION 4.1 General Indemnification. The Indemnitors shall defend and indemnify Holding, Parent, Sub and the Company, and their respective agents, affiliates, subsidiaries, controlling persons, officers, directors, employees, successors and assigns (collectively, the "Indemnitees") for, and hold the Indemnitees wholly harmless from and against, any and all losses, liabilities, damages, costs (including, without limitation, court costs) and expenses (including, without limitation, reasonable attorneys' fees) incurred by any such Indemnitee as a result of, or in connection with, any one or more of the following:

          (a) the Divestiture (including, without limitation, to the extent such steps are taken, the formation of the Indemnitors, the transfer of the Unacquired Assets to the Indemnitors, the transfer by Suburban Holdings, LP of all of its limited liability company interest in the Liquidating LLC to SLA Properties, Inc. ("SLAPI") and Suburban Management, Inc. ("SMI"), the transfer by Suburban Construction, Inc. ("SCI"), SLAPI and SMI of their respective limited liability company interests in the Liquidating LLC to the Company, the issuance of a 1% limited liability company interest in the Liquidating LLC to its managing member, the transfer by the Company of all of its limited liability company interest in the Liquidating LLC to the Trustee, the transfer of Beneficial Interests to the Beneficiaries, any tax consequences associated with any of the foregoing and any liability (including, without limitation, any environmental liability or litigation) arising out of or related to any of the Unacquired Assets);

          (b) all matters otherwise relating to the Indemnitors, whether arising or occurring prior to or after the Effective Time;

          (c) the failure of the Divestiture to comply with applicable state and Federal securities laws; and

          (d) the amounts paid to holders of Dissenting Shares to the extent any such amounts are attributable to Beneficial Interests as determined by a court in accordance with Section 14-2-1330 of the GBCC.

     Any of the foregoing described in clauses (a), (b), (c) or (d) above are collectively herein referred to as "Losses".

     SECTION 4.2  Procedures

     (a) In the event that an Indemnitee shall receive written notice of any claim or proceeding by a third party other than an Indemnitor (a "Third Party Claimant") against such Indemnitee that, if successful, might result in Losses for which such Indemnitee is entitled to be indemnified under Section 4.1 (a "Third Party Claim"), such Indemnitee shall give the Indemnitors promptly (and in any event within ten (10) business days) written notice of such claim, together with a copy of the written notice of the Third Party Claimant asserting the Third Party Claim (collectively, the "Claim Notice"); provided, however, that failure to make such delivery shall not affect the indemnification provided hereunder except to the extent that such failure materially prejudices Indemnitor's ability to contest such Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnitee, the Indemnitors shall be entitled to participate in the defense thereof and, if the Indemnitors so choose, assume the defense thereof with counsel of its choice reasonably acceptable to the Indemnitee. Should the Indemnitors so elect to assume the defense of a Third Party Claim, the Indemnitors shall not be liable to the Indemnitee for any legal expenses incurred by the Indemnitee in connection with the defense thereof, except as provided below. If the Indemnitors assume such defense, the Indemnitee shall have the right, but not the obligation, to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitors; provided that if the incurrence of any such fees and expenses of counsel was reasonably necessary to respond timely to legal process for any period after the Claim Notice is given during which the Indemnitors have not assumed the defense thereof such fees and expenses shall be paid by the Indemnitors if and to the extent that they are reasonable and the Indemnitors are responsible for indemnifying Indemnitee for such Third Party Claim. If the Indemnitors do not assume the defense of a Third Party Claim within ten (10) days after the giving by the Indemnitee to the Indemnitors of a valid Claim Notice with respect to the Third Party Claim, the Indemnitors shall be liable to the Indemnitee for all reasonable fees and expenses of counsel employed by the Indemnitee if and in proportion to the extent that the Indemnitee is responsible for indemnifying Indemnitee for such Third Party Claim. If the Indemnitors choose to defend any Third Party Claim, all the Indemnified Parties shall reasonably cooperate in the defense thereof at the expense of the Indemnitors. Such cooperation shall include the retention and (upon the Indemnitors' request) the provision to the Indemnitors of non-privileged records and information which are relevant to such Third Party Claim, and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to act as a witness or respond to legal process. Regardless of whether the Indemnitors assume the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitors' prior written consent (which consent shall not be unreasonably withheld or delayed). If the Indemnitors assume the defense of the Third Party Claim, the Indemnitors may agree to settle the Third Party Claim, so long as such settlement releases the Indemnitee completely and unconditionally in connection with such Third Party Claim (and with any claims arising therefrom or related thereto) and such settlement is not otherwise prejudicial (financially or otherwise) to the Indemnitee. Notwithstanding the foregoing, the Indemnitors shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee that the Indemnitee reasonably determines, after conferring with outside counsel, cannot be separate from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separate from that for money damages, the Indemnitors shall be entitled to assume the defense of the portion relating to money damages as provided above.

     (c) In the event that an Indemnitee claims right to payment pursuant to this Agreement (other than pursuant to a Third Party Claim), such Indemnitee shall send written notice of such claim (a "Direct Claim Notice") to the Indemnitors promptly upon learning of the facts forming the basis of such claim (a "Direct Claim"); provided, however, that failure to promptly deliver such a notice shall not affect the indemnification provided hereunder except to the extent that such failure materially prejudices Indemnitor's ability to contest such Direct Claim. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnitee has given such notice, the Indemnitee and Indemnitors shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and as soon as reasonably practicable, and in no event more than ten (10) business days of the final determination of the merits and amount of such claim, the Indemnitors shall deliver to the Indemnitee immediately available funds in an amount determined sufficient to satisfy such claim in accordance with the terms hereof.

     SECTION 4.3 (a) Claims Period. Neither Indemnitor shall be required to indemnify any Indemnitees under Section 4.1 with respect to any Losses or any Direct Claim unless either Indemnitor shall have been properly notified of a Third Party Claim or a Direct Claim pursuant to Section 4.2 giving rise to such Losses on or before the earlier to occur of the second anniversary of the Effective Time or termination of the Liquidating Trust in accordance with its terms. Notwithstanding the foregoing, if, prior to the close of business on the earlier to occur of the second anniversary of the Effective Time or termination of the Liquidating Trust in accordance with its terms, either Indemnitor shall have been properly notified of a Third Party Claim or a Direct Claim pursuant to
Section 4.2 and such Third Party Claim or Direct Claim, as the case may be, shall not have been finally resolved or disposed of at such date, such Third Party Claim or Direct Claim, as the case may be, shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

     (b) Limit on Liability. The claims for indemnity of Indemnitees hereunder shall be payable solely by, and shall be enforceable solely against, the Indemnitors, it being specifically understood and agreed that no holder of Beneficial Interests shall have any personal liability to any Indemnitee for any claim for indemnification hereunder and that the Indemnitees shall look solely to the Indemnitor for payment or satisfaction of any and all such claims for indemnification.

     (c) Remedies. To the maximum extent permitted by law, and except for any claims for equitable relief or claims involving fraud or bad faith, the indemnities set forth in this Agreement shall be the exclusive remedies of the Indemnitees for the recovery of any money damages for all Losses and any Direct Claim, and the Indemnitees shall not be entitled to any other indemnification rights or other remedies of any nature whatsoever with respect thereto, all of which are hereby waived.

     SECTION 4.4 Holdback. Each of the Indemnitors agrees that it will not, prior to the first anniversary of the Effective Time, declare or make any distributions (other than payment of fees, costs and out-of-pocket expenses of Trustee and the managing member of the Liquidating Company) to the members of the Liquidating Company or Beneficiaries, as applicable (the "Initial Holdback Period"). Following the Initial Holdback Period, each of the Indemnitors agrees that it will not declare or make distributions (other than payment of fees, costs and out-of-pocket expenses of Trustee and the managing member of the Liquidating Company) to the members of the Liquidating Company or Beneficiaries, as applicable, to the extent of the disputed amount of any Third Party Claim or Direct Claim for which either Indemnitor shall have been properly notified pursuant to Section 4.2 which are pending at the expiration of the Initial Holdback Period until such claim is finally resolved or disposed of in accordance with the terms hereof; provided, however, that the Indemnitors may declare or make distributions to the extent that the Indemnitors have cash on hand greater than the disputed amount of any such pending Third Party Claims or Direct Claims.

     SECTION 5.  Miscellaneous.

     SECTION 5.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

     SECTION 5.2 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     SECTION 5.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence with respect to all provisions of this Agreement.

     SECTION 5.4 Assignment. This Agreement may not be transferred or assigned by Indemnitors but may be assigned by Holding, Parent or Sub to any of its affiliates or to any successor to its business and will be binding upon and inure to the benefit of any such affiliate or successor.

     SECTION 5.5 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one and the same Agreement.

     SECTION 5.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any national courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

     (a) If to Holding, Parent or Sub:

         Intown Suites Management, Inc.
         2102 Piedmont Road
         Atlanta, Georgia 30324
         Telecopier: (404) 875-7534
         Attention: David M. Vickers

       with a copy to:

       King & Spalding
       191 Peachtree Street
       Atlanta, Georgia 30303-1763
       Telecopier: (404) 572-5100
       Attention: Alan J. Prince, Esq.
                  Susan J. Kolodkin, Esq.

     (b) If to the Company or the Indemnitors:

         Suburban Lodges of America, Inc.
         300 Galleria Parkway, Suite 1200
         Atlanta, Georgia 30339
         Telecopier: (770) 951-1021
         Attention: Kevin R. Pfannes

       with a copy to:

       Kilpatrick Stockton, LLP
       1100 Peachtree Street, NE, Suite 2800
       Atlanta, Georgia 30309-4530
       Telecopier: (404) 815-6555
       Attention: Michael H. Trotter, Esq.
                  Daniel T. Falstad, Esq.

     SECTION 5.7 No Distribution. The Liquidating Trust covenants and agrees that it will not sell, transfer or otherwise dispose of the limited liability company interests in the Liquidating LLC held by it.

     SECTION 5.8  Disclosure.

     (a) As soon as practicable after the close of each fiscal year (including the year in which the Liquidating Trust terminates in accordance with its terms), but in any event within ninety (90) days thereafter, the Trustee shall prepare and mail to each of the Beneficiaries a report for such fiscal year showing the assets and liabilities of the Liquidating Trust and of the Liquidating Company at the end of each such fiscal year and the receipts and disbursements of the Liquidating Trust and the Liquidating Company for the period, including dates and amounts of distribution made by the Trustee. Such report shall also describe the changes in the Liquidating Trust's and the Liquidating Company's assets during the period and the actions taken by the Trustee during the period or such other disclosure as the SEC may indicate. The financial statements contained in such report shall be prepared in accordance with generally accepted accounting principles, but need not be audited by an independent public accountant.

     (b) During the course of a fiscal year, whenever a material event relating to the Liquidating Trust's or the Liquidating Company's assets occurs, the Trustee shall, within a reasonable period of time after such occurrence, prepare and mail to the Beneficiaries an interim report describing such event. The occurrence of a material event need not be reported on an interim report if an annual report will be issued at approximately the same time that such interim report would be issued and such annual report describes the material event as it would be discussed in an interim report.

     SECTION 5.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of laws.

     SECTION 5.10 Enforceability The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company, Indemnitors, Holding, Parent and Sub have caused this Agreement to be duly executed as of the day and year first above written.

                                          INTOWN HOLDING COMPANY, L.L.C.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          INTOWN SUITES MANAGEMENT, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          INTOWN SUB, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          SUBURBAN LODGES OF AMERICA, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          SUBURBAN LIQUIDATING TRUST

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          SUBURBAN LIQUIDATING COMPANY L.L.C.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title: